                                                                 Exhibit (d)(1)

                       THE UNITED STATES LIFE Insurance
                        Company in the City of New York
                                A STOCK COMPANY

Home Office:
New York, New York

70 Pine Street            POLICY NUMBER: 0000000000
New York, New York 10270
(212) 709-6000

WE WILL PAY THE DEATH BENEFIT PROCEEDS to the Beneficiary if the Insured dies prior to the Maturity Date and while this policy is in force. Payment will be made after We receive due proof of the Insured's death, and will be subject to the terms of this policy. The method for determining the amount payable is stated in the "Death Benefit Proceeds" provision.

WE WILL PAY THE CASH SURRENDER VALUE of this policy to the Owner on the Maturity Date if the Insured is living on that date and if this policy is in force.

THE DEATH BENEFIT WILL BE DETERMINED IN ACCORDANCE WITH THE DEATH BENEFIT AND DEATH BENEFIT OPTIONS PROVISION. THE AMOUNT OR DURATION OF THE DEATH BENEFIT PROCEEDS AND THE ACCUMULATION VALUES PROVIDED BY THIS POLICY WHEN BASED ON THE INVESTMENT EXPERIENCE OF A SEPARATE ACCOUNT, ARE VARIABLE AND NOT GUARANTEED AS TO FIXED DOLLAR AMOUNT. ACCUMULATION VALUES MAY INCREASE OR DECREASE.

The consideration for this policy is the application and payment of the first premium. The first premium must be paid on or before delivery of this policy.

This is a FLEXIBLE PREMIUM VARIABLE UNIVERSAL LIFE INSURANCE POLICY. An adjustable Death Benefit is payable upon the Insured's death prior to the Maturity Date and while this policy is in force. Investment results are reflected in policy benefits. ACCUMULATION VALUES and CASH VALUES are flexible and will increase or decrease based on the amount and frequency of premiums paid, the investment results of the Separate Account and the policy's minimum guarantees. NON-PARTICIPATING - NOT ELIGIBLE FOR DIVIDENDS.

                 NOTICE OF THIRTY DAY RIGHT TO EXAMINE POLICY

You may return this policy within thirty days after delivery if You are not satisfied with it for any reason. The policy may be returned to Us or to the registered representative through whom it was purchased. Upon surrender of this policy within the thirty day period, it will be deemed void from the Date of Issue, and We will refund the greater of: (1) any premiums received by Us; or
(2) Your Accumulation Value as of the first Valuation Date occurring on or next following the date on which Your request is received plus any charges that have been deducted. During this thirty day period all Net Premiums will be allocated to the Money Market Division.

SIGNED AT THE HOME OFFICE ON THE DATE OF ISSUE.

               Secretary                              President

           FLEXIBLE PREMIUM VARIABLE UNIVERSAL LIFE INSURANCE POLICY

      FLEXIBLE PREMIUMS - INVESTMENT RESULTS REFLECTED IN POLICY BENEFITS

                          READ YOUR POLICY CAREFULLY

 08704N

                                     INDEX

Annual Report                                                                23
Beneficiary and Proceeds                                                     19
Cash Surrender Value                                                         12
Cash Value                                                                   11
Change of Ownership or Beneficiary                                           20
Changing the Death Benefit Option                                             7
Changing the Specified Amount                                                 7
Contract                                                                      4
Cost of Insurance Rate Table                                                 26
Date of Issue                                                                 4
Death Benefit and Death Benefit Options                                     5-6
Death Benefit Corridor Rates                                                 27
Dollar Cost Averaging                                                     16-17
General Account                                                              10
General Provisions                                                        22-24
Grace Period                                                              13-14
Incontestability                                                             22
Investments of the Separate Account                                           8
Maturity Date                                                                 3
Monthly Administration Fee                                                   13
Owner                                                                         4
Payment Options                                                           20-22
Policy Loans                                                              18-19
Policy Values                                                             11-15
Premium Expense Charge                                                        5
Premium Payments                                                            4-5
Reinstatement                                                             23-24
Separate Account Provisions                                                8-10
Specified Amount                                                              6
Suicide                                                                      22
Surrender Charges                                                         28-29
Surrender, Full and Partial                                                  14
Suspension and Deferral of Payments Provision                                17
Transfer Provision                                                        15-17
Valuation of Assets                                                           8
Valuation Dates                                                               9
Valuation Units                                                               8
When This Policy Terminates                                                  23

                                  DEFINITIONS

Company Reference. "We", "Our", "Us", or "Company" mean The United States Life Insurance Company in the City of New York.

"You", "Your." The words "You" or "Your" mean the Owner of this policy.

Home Office. Our office at 70 Pine Street, New York, New York 10270.

Administrative Center. Our service center to which You should direct all requests, instructions and other communications. Our Administrative Center is located at 2727-A Allen Parkway, Houston, Texas 77019-2191. The mailing address for services is P.O. Box 4880, Houston, Texas 77210-4880. The mailing address for any premium payments not accompanied by a billing statement is P.O. Box 4728, Dept. L, Houston, Texas 77210-4728.

Payment Processing Center. Our center for processing premium payments at 3051 Hollis Drive, Springfield, IL 62704; Mailing Address P.O. Box 0842, Carol Stream, IL 60132-0842.

Written, In Writing. A written request or notice in acceptable form and content, which is signed and dated, and received at Our Administrative Center.

Premium Class. We may offer any or all of the following Premium Classes. The Premium Class of this policy is shown on the Policy Schedule as one or a combination of the following terms:

                                    NOTICE
                    This Policy Is A Legal Contract Between
                       The Policy Owner And The Company.

08704N                              Page 2

   Preferred Plus. The term "Preferred Plus" means the cost of insurance is based on the Insured being an exceptional mortality risk and a non-user of tobacco and/or other products that contain nicotine.

   Preferred. The term "Preferred" means the cost of insurance is based on the Insured being a significantly better than average mortality risk.

   Standard Plus. The term "Standard Plus" means the cost of insurance is based on the Insured being a better than average mortality risk and a non-user of tobacco and/or other products that contain nicotine.

   Standard. The term "Standard" means the cost of insurance is based on the Insured being an average mortality risk.

   Simplified. The term "Simplified" means the cost of insurance is based on the Insured qualifying for simplified issue underwriting.

   Guaranteed. The term "Guaranteed" means the cost of insurance is based on the Insured qualifying for guaranteed issue underwriting.

   Tobacco. The term "Tobacco" means the cost of insurance is based on the Insured being a user of tobacco and/or other products that contain nicotine.

   Non-Tobacco. The term "Non-Tobacco" means the cost of insurance is based on the Insured being a non-user of tobacco and/or other products that contain nicotine.

   Special. The term "Special" means "Substandard" or "Rated". This means an extra amount is being charged due to the Insured's health, occupation or avocation.

08704N                              Page 2A

                                POLICY SCHEDULE

Insured:                      John Doe Policy Number:                 000000000

Insurance Age:                      35 Date of Issue:              July 1, 2008

Base Coverage:              $50,000.00 Maturity Date:              July 1, 2094
Supplemental Coverage:      $     0.00
Initial Specified Amount:   $50,000.00 Death Benefit Option:                  1
This Is A [Sex Distinct]
  Policy

Premium Class:                                                               Preferred Plus
Initial Premium:                                                             $816.82
Planned Periodic Premium:                                                    $816.82 Payable Annually
Monthly Deduction Day:                                                       1st Day Of Each Month
Minimum Death Benefit Amount (After A Decrease In Specified Amount):         [$50,000.00]
Minimum Partial Surrender:                                                   [$500.00]
Minimum Value That May Be Retained In A Division After A Partial Surrender:  [$500.00]
                                                                             Annual Effective        Monthly
Guaranteed Interest Rate:                                                                3.00%        0.2466%
Mortality Table:                                                             [Composite 2001 Commissioners Standard
                                                                             Ordinary Male or Female ANB Mortality
                                                                             Table]
Interest Rate Applied To Amounts Offset By A Policy Loan:                    3.00% Annually
Death Benefit Compliance Test:                                               [Guideline Premium]
[Initial Maximum Net Amount At Risk If Death Benefit Option 3 Is Selected:   [3] Times The Initial Specified Amount
                                                                             Stated On This Page]
Account Value Enhancement:                                                   [21st] Policy Year

Any changes in the amount, timing or frequency of premium payments, adjustments in the crediting of additional interest, investment results in the separate account, adjustments in mortality or expense charges, loans or partial surrenders taken, cost of supplementary riders, or adjustments in the death benefit may vary the accumulation of Cash Values and may require more premium to be paid than was illustrated or may cause the policy to lapse prior to the Maturity Date.

Based on payment of the Monthly Guarantee Premium, an additional lump sum payment may be required to keep the policy in force at the end of the Monthly Guarantee Period. You may contact Us for additional information.

                           This Is A New York Policy

 08704N                             Page 3

Policy Schedule Continued - Policy Number     000000000

Additional Benefits Provided By Riders        Monthly Cost       Years Payable

Term Life Insurance Benefit Rider             See Rider          86

Initial Rider Death Benefit:            $100,000.00
Rider Monthly Expense Charge:           [$2.50]
Rider Expense Charge Period:
   First [10] Policy Years

08704N                          Page 3 (Cont'd)

             Policy Schedule Continued - Policy Number 0000000000

Charges Deducted From The Separate Account

   Mortality and Expense Charge. Deductions from the Separate Account will be made at an annual rate not to exceed the rates stated below. The actual deduction will be made on a daily basis. The initial current rate on a daily basis is [0.000547%].

Policy Years                         Current Annual Rate Guaranteed Annual Rate
------------                         ------------------- ----------------------
1-10                                        [0.20%]               0.70%
11-20                                       [0.00%]               0.35%
Thereafter                                  [0.00%]               0.15%

Expense Charges:

   Premium Tax (If Applicable). Depending on the laws of the jurisdiction in which this policy was issued, and subject to future changes in residence, a percentage of each premium may be deducted for premium tax. Premium tax rates are subject to change. The premium tax rate for this policy on the Date of Issue is [0%].

Premium Expense Charge:                                    Current  Guaranteed
-----------------------                                    -------  ----------
(Adjustable Premium Expense Charge Percentage)             [5.00%]    7.50%

                                                           Current  Guaranteed
                                                           -------  ----------
Monthly Administration Fee:                                [$10.00]   $10.00
Monthly Expense Charge:                                    [$9.50]
Monthly Expense Charge Duration:
   First [3] Policy Years
   First [3] Years Of An Increase

Base Policy Charges and Fees

   Cost of Insurance Charges. Guaranteed maximum cost of insurance rates per $1,000 of Net Amount at Risk are shown on page 26.

   Surrender Charges. Surrender Charges will apply if the policy is surrendered or the Initial Base Coverage is reduced during the Surrender Charge Period following the Date of Issue. Surrender Charges will also apply during the Surrender Charge Period following an increase in Base Coverage. Surrender Charges applicable to this policy appear on pages 28 and 29.

   For each partial surrender there will be an additional charge that will be the lesser of 2.00% of the amount withdrawn or $25.00.

08704N                              Page 3A

Contract. Your policy is a legal contract that You have entered into with Us. You have paid the first premium and have submitted an application, a copy of which is attached. In return, We promise to provide the insurance coverage described in this policy.

The entire contract consists of:

1. The base policy;

2. The riders that add benefits to the base policy, if any;

3. Endorsements, if any; and

4. The attached copy of Your application, and any amendments or supplemental applications.

Date of Issue. The Date of Issue of this policy is the date on which the first premium is due. The Date of Issue is also the date from which all policy years, anniversaries, and Monthly Deduction dates are determined.

Owner. The Owner is as stated in the application unless later changed. During the Insured's lifetime, the Owner may exercise every right the policy confers or We allow (subject to the rights of any assignee of record). You may have multiple Owners of this policy. In that case, the authorizations of all Owners are required for all policy changes except for transfers, premium allocations and deduction allocations. We will accept the authorization of one Owner for transfers and changes in premium and deduction allocations. The Owner and the Insured may be the same person but do not have to be. If an Owner dies while the policy is in force and the Insured is living, ownership rights pass on to a successor Owner recorded in Our records, if any; otherwise ownership rights pass to the estate of the Owner.

                               PREMIUM PAYMENTS

All premiums after the first are payable in advance. Premium payments are flexible. This means You may choose the amount and frequency of payments. The actual amount and frequency of premium payments will affect the Cash Values and the amount and duration of insurance. Please refer to the "Policy Values Provisions" for a detailed explanation.

Planned Periodic Premiums. The amount and frequency of the Planned Periodic Premiums You selected are shown on the Policy Schedule. You may request a change in the amount and frequency. We may limit the amount of any increase. (See "Maximum Premium".) Payment of the Planned Periodic Premium may not be sufficient to keep Your policy in force until maturity. You can choose a higher Planned Periodic Premium or an increase in the frequency of payments to keep Your policy in force. (See "Grace Period".)

Unscheduled Additional Premiums. You may pay additional premiums at any time before the Maturity Date shown on the Policy Schedule. We may limit the number and amount of additional premiums. (See "Maximum Premium" and "Maximum Net Amount at Risk".) Any unscheduled payments will be applied as an unscheduled additional premium unless You state otherwise.

Maximum Premium. We reserve the right to refund any premium that would cause this policy to fail to qualify as life insurance under the Death Benefit Compliance Test selected, and under applicable tax laws. The test selected is shown on the Policy Schedule.

Maximum Net Amount at Risk. We reserve the right to refund any premium that would cause an immediate increase in the Net Amount at Risk unless the Insured is living and provides evidence of insurability satisfactory to Us. We may automatically effect a partial surrender or reduce the Death Benefit, both of which may have federal tax consequences, if the Net Amount at Risk exceeds Our limitations. Net Amount at Risk is the excess of the Death Benefit over the Accumulation Value of the policy.

08704N                              Page 4

Premium Expense Charge. The Premium Expense Charge is calculated by multiplying the premium paid (after the deduction of any state premium tax) by the Premium Expense Charge Percentage. The Premium Expense Charge Percentage is adjustable, but will never be more than the guaranteed Premium Expense Charge Percentage shown on the Policy Schedule.

Net Premium. The term Net Premium as used in this policy means the premium paid, less any applicable state premium tax and less the Premium Expense Charge except as follows: No Premium Expense Charge will be deducted if the source of the premium is Cash Surrender Values applied from another policy issued by the Company. (We refer to this as an internal rollover.) Any changes to the premium tax charges must be approved by the insurance official of the state in which this policy is delivered.

Allocation of Net Premiums. The initial allocation of Net premiums is shown in the application for this policy and will remain in effect until changed by Written notice from the Owner. The percentage allocation for future Net Premiums may be changed at any time by Written notice.

The initial Net Premium will be allocated to the money market investment option on the later of the following dates:

1. The Date of Issue; or

2. The date all requirements needed to place the policy in force have been satisfied, including underwriting approval and receipt in the Home Office of the necessary premium.

The initial Net Premium will remain in the money market investment option until the first Valuation Date following the 15th day after it was applied. Any additional Net Premiums received prior to the first Valuation date which follows the 15th day after the initial Net Premium was applied will be allocated to the money market investment option until such Valuation Date. At that time, We will transfer the Accumulation Value to the selected investment option(s). Each Net Premium received after such Valuation Date will be applied directly to the selected investment option(s) as of the Business Day received.

Changes in the allocation of Net Premiums will be effective on the date We receive the Owner's notice. The allocation may be 100% to any available option or may be divided among several available options in whole percentage points totaling 100%.

Where to Pay. You may make Your payments to Us at Our Payment Processing Center or to an authorized agent. All premium checks must be made payable to the Company. A receipt signed by an officer of the Company will be furnished upon request. The mailing address for any premium payments not accompanied by a billing statement is shown in the definition of Administrative Center.

                    DEATH BENEFIT AND DEATH BENEFIT OPTIONS

Death Benefit Proceeds. If the Insured dies prior to the Maturity Date and while this policy is in force, We will pay the Death Benefit Proceeds to the Beneficiary. The Death Benefit Proceeds will be subject to:

1. The Death Benefit Option in effect on the date of death; and

2. Any increases or decreases made to the Specified Amount. The Initial Specified Amount is shown on the Policy Schedule.

Guidelines for changing the Death Benefit Option or the Specified Amount will be found in "Changing Your Insurance Policy".

Any premium received after the date of death will be refunded and will not be included in the Accumulation Value for purposes of calculating the Death Benefit Amount. The Death Benefit Proceeds will be the Death Benefit Amount, after refunding any premium received after the date of death, less any outstanding policy loans and will be subject to the other provisions of the "Beneficiary and Proceeds" section.

08704N                              Page 5

Death Benefit Compliance Test. Death Benefit Compliance Tests are used to determine if a policy will qualify as life insurance under applicable tax laws. There are two compliance tests which may be used: The Guideline Premium Test and the Cash Value Accumulation Test. The test which You selected when this policy was issued is shown on the Policy Schedule. You cannot change Your selection of the Death Benefit Compliance Test after the Date of Issue.

Death Benefit Option. The Death Benefit Option which You selected is shown on the Policy Schedule as either Option 1, 2 or 3.

Option 1. If You selected Option 1, the Death Benefit Amount will be the greater of:

1. The Specified Amount on the date of death; or

2. The Accumulation Value on the date of death multiplied by the applicable Death Benefit Corridor Rate.

Option 2. If You selected Option 2, the Death Benefit Amount will be the greater of:

1. The Specified Amount plus the Accumulation Value on the date of death; or

2. The Accumulation Value on the date of death multiplied by the applicable Death Benefit Corridor Rate.

Option 3. If You selected Option 3, the Death Benefit Amount will be the amount payable under Option 1 plus the sum of all premiums paid for this policy, including premiums for any riders, less any amounts waived by the Company under a waiver of monthly deduction benefit, except as follows:

   Premium payments after a partial surrender will not increase the Death Benefit Amount until the sum of premiums paid from the date of the partial surrender exceeds the amount of the partial surrender.

   There is a Maximum Net Amount at Risk associated with Death Benefit Option
   3. If You selected Option 3, the Maximum Net Amount at Risk on the Date of Issue is shown on the Policy Schedule. If at any time the Net Amount at Risk (Net Amount at Risk is the excess of the Death Benefit Amount over the Accumulation Value of the policy) exceeds the Maximum Net Amount at Risk, the Company may automatically effect a partial surrender or reduce the Death Benefit Amount, both of which may have federal tax consequences, to keep the Net Amount at Risk below the maximum then in effect. In no event, however, will We effect such partial surrender or reduce the Death Benefit Amount if the change would result in adverse tax consequences under Internal Revenue Code (IRC) section 7702. Future underwritten increases in the Specified Amount will increase the Maximum Net Amount at Risk.

Death Benefit Corridor Rates are shown in the table for the Death Benefit Compliance Test which You selected.

Specified Amount. The Specified Amount is the total of two types of coverage:
Base Coverage and Supplemental Coverage. Base Coverage is subject to Surrender Charges and a Monthly Expense Charge, but Supplemental Coverage is not. If Supplemental Coverage has been included as a part of the Specified Amount, charges for the Specified Amount will be lower than if the same Specified Amount had been issued without Supplemental Coverage. However, if Supplemental Coverage is included the premium may be higher for various rider(s) attached to Your policy. The amounts of Base Coverage, Supplemental Coverage (if any) and the Initial Specified Amount are shown on the Policy Schedule.

08704N                              Page 6

                        CHANGING YOUR INSURANCE POLICY

You may request a change in the Specified Amount or Death Benefit Option, subject to Our underwriting requirements, at any time except that a decrease in the Specified Amount may not become effective prior to the end of the first policy year. Your request must be submitted to Our Administrative Center In Writing.

Increasing the Specified Amount. We will require an application and evidence of insurability satisfactory to Us for any increase in the Specified Amount. The proportion of Base to Supplemental Coverage following an increase may be in any proportion as long as Base Coverage is at least 10% of the total Specified Amount. An increase will be effective on the Monthly Deduction Day on or next following the date the application for increase is approved by Us. The effective date will appear in an endorsement to this policy.

Decreasing the Specified Amount. Any decrease will go into effect on the Monthly Deduction Day following the Business Day We receive the request. The Death Benefit Amount remaining in effect after any decrease cannot be less than the greater of:

1. The Minimum Death Benefit Amount shown on the Policy Schedule; or

2. Any Death Benefit Amount required to qualify this policy as life insurance under applicable tax laws.

Any such decrease will be applied in the following order:

1. Against the Specified Amount provided by the most recent increase, with the decrease applying first to the entire Supplemental Coverage portion of such increase, if any, followed by the Base Coverage portion;

2. Against the next most recent increases successively, with the decrease of each prior increase applying first to the entire Supplemental Coverage portion of such increase, if any, followed by the Base Coverage portion;

3. Against the Specified Amount provided under the original application, with the decrease applying first to the entire Supplemental Coverage portion of such amount, if any, followed by the Base Coverage portion.

Any reduction in Base Coverage will be subject to any applicable Surrender Charges on a pro-rata basis with the Surrender Charge prior to the reduction in Base Coverage being reduced proportionately. However, if such charge is greater than the Accumulation Value, the Specified Amount decrease will not be allowed.

Changing the Death Benefit Option. You may request a change from Option 1 to Option 2, from Option 2 to Option 1 or from Option 3 to Option 1.

1. If You request a change from Option 1 to Option 2: The new Specified Amount will be the Specified Amount, prior to change, less the Accumulation Value as of the effective date of the change, but not less than zero. Any such decrease in Specified Amount will be subject to the same guidelines and restrictions as outlined in the "Decreasing the Specified Amount" provision.

2. If You request a change from Option 2 to Option 1: The new Specified Amount will be the Specified Amount prior to the change plus the Accumulation Value as of the effective date of the change. The entire increase in the Specified Amount will be applied to the last coverage added (either Base or Supplemental) which has not been removed. For the purpose of this calculation, if the Base and Supplemental Coverages were issued on the same date, We will consider the Supplemental Coverage to have been issued later.

08704N                              Page 7

3. If You request a change from Option 3 to Option 1: The Specified Amount will remain unchanged.

We will not require evidence of insurability for a change in the Death Benefit Option. The change will go into effect on the Monthly Deduction Day following the date We receive Your request for change.

Changing the Terms of Your Policy. Any change in the terms of Your policy must be approved by the President, a Vice President, an Administrative Officer or the Secretary of the Company. No agent has the authority to make any changes or waive any of the terms of Your policy.

                          SEPARATE ACCOUNT PROVISIONS

Separate Account. Separate Account USL-R is a segregated investment account established by the Company under New York law to separate the assets funding the variable benefits for the class of policies to which this policy belongs from the other assets of the Company. That portion of the assets of the Separate Account equal to the policy liabilities shall not be chargeable with liabilities arising out of any other business We may conduct. Income, gains and losses, whether or not realized from assets allocable to the Separate Account are credited to or charged against such Account without regard to Our other income, gains or losses.

Investments of the Separate Account. The Separate Account is segmented into Divisions. Each Division invests in a single investment option. Net Premiums will be applied to the Separate Account and allocated to one or more Divisions. The assets of the Separate Account are invested in the investment option(s) listed on the application for this policy. From time to time, We may add additional Divisions. We may also discontinue offering one or more Divisions as provided in the "Rights Reserved by Us" provision. You may make a change in investment selections by contacting Our Administrative Center. You may make transfers to the additional Divisions subject to the rules stated in the "Transfer Provision" section and any new rules or limitations which may apply to such additional Divisions.

If shares of any of the investment options become unavailable for investment by the Separate Account, or the Company's Board of Directors deems further investment in these shares inappropriate, the Company may limit further purchase of the shares or may substitute shares of another investment option for shares already purchased under this policy as provided in the "Rights Reserved by Us" provision.

Valuation of Assets. The assets of the Separate Account are valued as of each Valuation Date at their fair market value in accordance with Our established procedures. The Separate Account Value as of any Valuation Date prior to the Maturity Date is the sum of Your account values in each Division of the Separate Account as of that date.

Valuation Units. In order to determine policy values in the Divisions We use Valuation Units which are calculated separately for each Division. The Valuation Unit value for each Division will vary to reflect the investment experience of the applicable investment option. The Valuation Unit for a Division will be determined on each Valuation Date for the Division by multiplying the Valuation Unit value for the Division on the preceding Valuation Date by the Net Investment Factor for that Division for the current Valuation Date.

08704N                              Page 8

Net Investment Factor. The Net Investment Factor for each Division is determined by dividing (1) by (2) and subtracting (3), where:

(1)is the net asset value per share of the applicable investment option as of the current Valuation Date (plus any per share amount of any dividend or capital gains distribution paid by the investment option since the last Valuation Date); and

(2)is the net asset value per share of the shares held in the Division as determined at the end of the previous Valuation Date; and

(3)is a factor representing the Mortality and Expense Charge.

The net asset value of an investment option's shares held in each Division shall be the value reported to Us by that investment option.

Valuation Dates. Valuation of the various Divisions will occur on each Business Day during each month. If the underlying investment option is unable to value or determine the Division's investment in an investment option due to any of the reasons stated in the "Suspension and Deferral of Payments" provision, the Valuation Date for the Division with respect to the unvalued portion shall be the first Business Day that the assets can be valued or determined.

Business Day. A Business Day is each day during which the New York Stock Exchange is open for business. We will treat any information or Written communications We receive after the close of a Business Day to have been received as of the next Business Day. For the purpose of collecting daily charges, a Business Day immediately preceded by one or more non-business calendar days will include those non-business days as part of that Business Day. For example, a Business Day which falls on a Monday will consist of a Monday and the immediately preceding Saturday and Sunday.

Minimum Value. The Minimum Value that may be retained in a Division after a partial surrender or transfer is shown on the Policy Schedule. If a partial surrender causes the balance in any Division to drop below such minimum amount, the Company reserves the right to transfer the remaining balance to the Money Market Division. If a transfer causes the balance in any Division to drop below the minimum amount, the Company reserves the right to transfer the remaining balance in proportion to the transfer request.

Change of Investment Advisor or Investment Objective. Unless otherwise required by law or regulation, the investment advisor or any investment objective may not be changed without Our consent. If required, approval of or change of any investment objective will be filed with the Insurance Department of the state where this policy is being delivered.

Rights Reserved by Us. Upon notice to You, this policy may be modified by Us, but only if such modification is necessary to:

1. Operate the Separate Account in any form permitted under the Investment Company Act of 1940 or in any other form permitted by law;

2. Transfer any assets in any Division to another Division, or to one or more other separate accounts;

3. Add, combine or remove Divisions in the Separate Account, or combine the Separate Account with another separate account;

4. Make any new Division available to You on a basis to be determined by Us;

5. Substitute for the shares held by any Division the shares of another Division or the shares of another investment company or any other investment permitted by law;

08704N                              Page 9

6. Make any changes as required by the Internal Revenue Code, or by any other applicable law, regulation or interpretation in order to continue treatment of this policy as life insurance;

7. Make any changes required to comply with the requirements of any underlying investment option; or

8. Make other changes in this policy that in Our judgment are necessary or appropriate to ensure that this policy continues to qualify for tax treatment as life insurance, or that do not reduce any Cash Surrender Value, Death Benefit Amount, Accumulation Value or other accrued rights or benefits.

When required by law, We will obtain Your approval of changes and We will obtain approval from any appropriate regulatory authority.

Right to Convert in the Event of a Material Change in Investment Policy. In the event there is a material change in the investment policy of the Separate Account which has been approved by the Superintendent of the New York Department of Insurance, and You object to such change, You will have the option to convert, without evidence of insurability, to a non-variable life insurance policy. Written request for conversion must be made within 60 days after the later of: (1) the effective date of such change in investment policy; or (2) the receipt of the notice of the options available.

                                GENERAL ACCOUNT

The General Account is a fixed account within Our general assets which We have established for:

1. Any amounts transferred from the Divisions as a result of a loan; and

2. Any amounts the Owner allocated to such Account.

The guaranteed interest rate used in calculating Accumulation Values of amounts allocated to the General Account is shown on the Policy Schedule. We can use interest rates greater than the guaranteed rates to calculate Accumulation Values of amounts allocated to the General Account. Once interest greater than the guaranteed rate has been credited to the Accumulation Value, it becomes nonforfeitable, except for Surrender Charges and Monthly Deductions. Interest applied to that portion of the General Account equal to a policy loan will be at an annual effective rate of 3.0%.

                           POLICY VALUES PROVISIONS

Accumulation Value. The Accumulation Value of Your policy is the total of all values in the Divisions of the Separate Account and in the General Account. The Accumulation Value reflects:

1. Net Premiums paid;

2. Monthly Deductions;

3. The investment experience of the Divisions selected less the Mortality and Expense Charge;

4. Amounts allocated to the General Account, including interest earned on amounts in the General Account;

5. Deductions due to partial surrenders and any charges for partial surrenders; and

6. Deductions, if any, resulting from decreases in Specified Amount.

Net Premiums are allocated, in accordance with Your instructions, to the General Account or allocated to the selected Divisions of the Separate Account and converted to Valuation Units.

08704N                              Page 10

On each Monthly Deduction Day, a Monthly Deduction will be made by reducing the unloaned portion of the General Account or redeeming Valuation Units from each applicable Division in the same ratio as the allocation of policy deductions in effect on the Monthly Deduction Day. You must state In Writing in advance how Monthly Deductions should be made if other than this method is to be used.

If the unloaned portion of the General Account or the balance in any Division of the Separate Account is insufficient to make a Monthly Deduction in this manner, We will cancel Valuation Units from each applicable Division and reduce the unloaned portion of the General Account in the same ratio the Monthly Deduction bears to the unloaned Accumulation Value of Your policy.

The Accumulation Value in any Division is determined by multiplying the value of a Valuation Unit by the number of Valuation Units held under the policy in that Division.

The value of the Valuation Units equal to the amount being borrowed from the Separate Account will be transferred to the General Account as of the Business Day that We receive the Written loan request.

Valuation Units are surrendered to reflect a partial surrender as of the Business Day that We receive the Written request for partial surrender.

On the Date of Issue. The Accumulation Value on the Date of Issue is:

1. The Net Premium received; less

2. The Monthly Deduction for the first policy month. (See "How We Calculate a Monthly Deduction".)

The first deduction day is the Date of Issue. The Monthly Deduction Day is shown on the Policy Schedule.

On Each Monthly Deduction Day. On each Monthly Deduction Day after the Date of Issue, We will determine the Accumulation Value as follows:

1. We will take the Accumulation Value as of the last Monthly Deduction Day;

2. Add the interest earned for the month on the excess of the General Account value on the last Monthly Deduction Day over any partial surrenders and transfers made from the General Account since the last Monthly Deduction Day;

3. Add any investment gain (or subtract any investment loss) on the Divisions of the Separate Account since the last Monthly Deduction Day as measured by the change in the value of the Valuation Units;

4. Add all Net Premiums received since the last Monthly Deduction Day;

5. Subtract any partial surrender made and any charges for partial surrenders since the last Monthly Deduction Day; and

6. Subtract the Monthly Deduction for the policy month following the Monthly Deduction Day. (See "How We Calculate a Monthly Deduction".)

On Any Valuation Date Other Than A Monthly Deduction Day. The Accumulation Value on any Valuation Date other than a Monthly Deduction Day will be the sum of:

1. The value of the General Account as of the last Monthly Deduction Day;

2. Less any partial surrenders and any charges for partial surrenders since the last Monthly Deduction Day;

3. Plus all Net Premiums received since the last Monthly Deduction Day; and

4. Plus the sum of the values of the Divisions of the Separate Account as of the last Monthly Deduction Day, plus the amount of any investment gain (or minus any investment loss) on the Divisions since the last Monthly Deduction Day as measured by the change in the value of the Valuation Units.

Cash Value. The Cash Value of this policy will be equal to the Accumulation Value less the Surrender Charge, if any.

08704N                              Page 11

Cash Surrender Value. The Cash Surrender Value of this policy will be equal to the Cash Value less any outstanding policy loans and accrued loan interest.

Monthly Deductions May Be Made Only if There Is Sufficient Value. A Monthly Deduction may be made only if the Cash Surrender Value (Accumulation Value less policy loans and accrued loan interest during the first 5 policy years) is equal to or greater than the Monthly Deduction. If the value on a Monthly Deduction Day is not sufficient to meet the Monthly Deduction for the current month, this policy will be subject to the "Grace Period" provision.

Surrender Charge. The Surrender Charge applies only to the Base Coverage portion of the Specified Amount. The Surrender Charge for the amount of Base Coverage on the Date of Issue will apply if such Base Coverage is surrendered or reduced during the Surrender Charge Period. Surrender Charges for any increases in Base Coverage will apply if such increases are surrendered or reduced during the Surrender Charge Period of each increase. The Surrender Charge Period will vary according to the Insured's age at issue (or age on the date of an increase) as shown in the Table of Surrender Charges per $1,000 of Base Coverage.

You may make a request for surrender at any time during the Insured's lifetime before the Maturity Date. The amount being surrendered or reduced will terminate on the Valuation Date on or next following the date We receive the Written request for surrender or reduction.

How We Calculate a Monthly Deduction. Each Monthly Deduction includes:

1. The cost of insurance provided by the base policy; and

2. The cost of insurance for benefits provided by riders, if any; and

3. The Monthly Administration Fee; and

4. The Monthly Expense Charge, if any.

Account Value Enhancement. At the beginning of the policy year shown on the Policy Schedule (and at the beginning of each policy year thereafter), this policy will be eligible for an Account Value Enhancement ("Enhancement"). The Enhancement amount will be calculated at the end of the policy year by multiplying the unloaned Accumulation Value by the Enhancement Percentage. The Enhancement amount will be allocated using the premium allocation percentages in effect at that time. The annual report that We will send to the Owner for the policy year immediately preceding the policy year stated on the Policy Schedule will indicate the Enhancement Percentage, if any, which will be applied at the end of the policy year shown on the Policy Schedule. Each annual report that follows will indicate the Enhancement Percentage, if any, for the next policy year. The same Enhancement Percentage will be applied to all policies with the same calendar year of issue and the same policy year.

How We Calculate the Cost of Insurance for the Base Policy. We calculate the cost of insurance at the beginning of each policy month on the Monthly Deduction Day. The cost of insurance is determined as follows:

1. Reduce the Death Benefit Amount by the amount of Accumulation Value allocated to the Initial Specified Amount or any increase in Specified Amount on the Monthly Deduction Day before the cost of insurance deduction is taken, and after any applicable rider charges, the Monthly Expense Charge, if any, and the Monthly Administration Fee are deducted;

2. Multiply the difference by the cost of insurance rate per $1,000 of Net Amount at Risk as provided in the "Cost of Insurance Rate" provision; and

3. Divide the result by 1000.

08704N                              Page 12

The Accumulation Value allocated to the Initial Specified Amount or any subsequent increase in Specified Amount is determined by the ratio of the Initial Specified Amount or the subsequent increase in Specified Amount to the total Specified Amount (Initial plus increases).

Cost of Insurance for Benefits Provided by Riders. The cost of insurance for benefits provided by riders will be as stated on the Policy Schedule or in an endorsement to this policy. Riders are not a part of the base policy.

Monthly Administration Fee. An administration fee will be deducted monthly. The amount of the Monthly Administration Fee may be adjusted, but will never be greater than the guaranteed Monthly Administration Fee shown on the Policy Schedule.

Monthly Expense Charge. A Monthly Expense Charge will be deducted monthly. Such charge applies to the initial amount of Base Coverage, and any increase in Base Coverage. The Monthly Expense Charge for the initial amount of Base Coverage is shown on the Policy Schedule. The duration of the charge for the initial amount of Base coverage and any increase in Base coverage is also shown on the Policy Schedule. The Monthly Expense Charge any increase in Base Coverage will be provided in an endorsement to this policy. Any decrease in Base Coverage will not change the Monthly Expense Charge then in effect.

Cost of Insurance Rate. The cost of insurance rate for the Initial Specified Amount, and for each Specified Amount increase, is based on the Insured's:

1. Gender;

2. Age nearest birthday on each policy anniversary; and

3. Premium Class shown on the Policy Schedule associated with the initial Specified Amount and Premium Class associated with each increase in the Specified Amount, if any, shown in subsequent endorsements.

A table of guaranteed monthly cost of insurance rates is included in this policy. We can use cost of insurance rates that are lower than the guaranteed rates. Any change in rates will apply to all policies in the same rate class as this policy. The rate class of this policy is determined on its Date of Issue according to:

1. The calendar year of issue and policy year;

2. The plan of insurance;

3. The amount of insurance; and

4. The age nearest birthday, gender and Premium Class of the Insured.

Changes in Rates, Charges and Fees. This policy does not participate in Our profits or surplus. Any redetermination of the cost of insurance rates, interest rates used in calculating Accumulation Values of amounts allocated to the General Account, Mortality and Expense Charges, Premium Expense Charge Percentage, Enhance- ment Percentage or Monthly Administration Fee will be based on Our future expectations as to mortality, persistency, expenses, investment earnings, reinsurance costs, and state and federal taxes. Such changes in the policy cost factors will be determined in accordance with procedures and standards on file with the Insurance Department and will be determined at least once every five years. We will not change these rates or charges in order to recoup any prior losses. We will review rates for this policy at least once in a year in which rates are changed for new policies issued on this form.

Grace Period. The Grace Period is the 61-day period that follows a Monthly Deduction Day or an annual policy loan interest due date if:

1. There is not enough Cash Surrender Value (Accumulation Value less policy loans and accrued loan interest during the first 5 policy years) to pay the amount due; and

2. The requirements, if applicable, of any Monthly Guarantee Premium Rider attached to the policy have not been met.

There is no Grace Period for the Initial Monthly Deduction.

08704N                              Page 13

If the amount required to keep Your policy in force is not paid by the end of the Grace Period, this policy will terminate without value. However, We will give You at least 31 days notice prior to termination that Your policy is in the Grace Period and advise You of the amount of premium required to keep Your policy in force. Such 31 days prior notice will be sent to You at Your last known address, and to the assignee of record, if any. If death occurs during the Grace Period, Monthly Deductions through the policy month in which death occurred will be deducted from the proceeds.

If We receive a surrender request within 31 days after the Grace Period commences, the Cash Surrender Value payable will not be less than the Cash Surrender Value on the Monthly Deduction Day the Grace Period commenced adjusted for subsequent loans and partial surrenders. The Monthly Deduction for the policy month following such Monthly Deduction Day will not be subtracted in the calculation of such Cash Surrender Value.

Full Surrender. You may return Your policy to Us and request its Cash Surrender Value at any time during the Insured's lifetime before the Maturity Date. The Cash Surrender Value will be determined as of the Business Day We receive the policy and the Written request for surrender. If surrender takes place within 31 days after a policy anniversary, the Cash Surrender Value will not be less than on that anniversary. The Company may delay payment if the "Suspension and Deferral of Payments Provision" is in effect.

Partial Surrender. At any time after the first policy year, You may request withdrawal of a portion of the Cash Surrender Value of the policy. Your request must be made In Writing during the Insured's lifetime before the Maturity Date. The minimum partial surrender is shown on the Policy Schedule.

The amount being surrendered or reduced will terminate on the Valuation Date on or next following the date We receive the Written request for surrender or reduction. Valuation Units are surrendered to reflect a partial surrender as of the Business Day We receive the Written request for partial surrender.

A partial surrender will result in a reduction of the Accumulation Value, Cash Value, and the Death Benefit Amount. The Accumulation and Cash Values will be reduced by the amount of partial surrender benefit. The reduced Death Benefit Amount will be determined in accordance with the "Death Benefit Option" provision. If Your Death Benefit Option is Option 1 or Option 3, the Specified Amount will be reduced by the amount of the partial surrender. If Your Death Benefit Option is Option 2, the Specified Amount will not be reduced by the amount of the partial surrender. The reduction in Specified Amount will be subject to the same guidelines and restrictions as outlined in the "Decreasing the Specified Amount" provision. (The Specified Amount after the reduction will not be less than zero.) The Death Benefit Amount remaining after this reduction must be no less than the Minimum Death Benefit Amount after a Decrease in Specified Amount shown on the Policy Schedule.

A partial surrender will result in the cancellation of Valuation Units from each applicable Division and reduction of the unloaned portion of the General Account in the same ratio as the Allocation of Policy Deductions in effect on the date of partial surrender. If the number of Valuation Units in any Division or in the unloaned portion of the General Account is insufficient to make a partial surrender in this manner, We will cancel Valuation Units from each applicable Division and reduce the unloaned portion of the General Account in the ratio the partial surrender request bears to the Cash Surrender Value of Your policy. You must state In Writing in advance how partial surrenders should be made if other than this method is to be used.

In addition to the amounts shown in the Table of Surrender Charges, there will also be a charge for each partial surrender not to exceed the lesser of 2.0% of the amount withdrawn or $25. Any partial surrender that causes a reduction in Base Coverage will be subject to any applicable Surrender Charges on a pro-rata basis, and the remaining Surrender Charges will be reduced proportionately. If You selected Death Benefit Option 2, a partial surrender will not cause a reduction in the Specified Amount.

08704N                              Page 14

The Company may delay payment if the Suspension and Deferral of Payments Provision is in effect.

Continuation of Insurance Coverage if Amount or Frequency of Premium Payments is Reduced or if Premium Payments Are Discontinued. If You reduce the amount or frequency of premium payments, or if You discontinue payment of premiums and do not surrender this policy, We will continue making Monthly Deductions (as long as there is sufficient value to make such deductions) until the Maturity Date. This policy will remain in force until the earliest of the following dates:

1. The Maturity Date (if there is sufficient value to make Monthly Deductions to that date);

2. Full surrender of the policy;

3. The end of the Grace Period; or

4. Death of the Insured.

                              TRANSFER PROVISION

Transfer of Accumulation Value. Transfers will be made as of the Business Day We receive the Written transfer request, subject to the restrictions that follow. If You elect to use the transfer privilege, We will not be liable for a transfer made in accordance with Your instructions. We reserve the right to terminate, suspend or modify the transfer privilege, and to charge a $25 fee for each transfer in excess of 12 in a policy year. Transfers under the Dollar Cost Averaging or Automatic Rebalancing programs will not count toward the 12 free transfers.

The policy is not designed for professional market timing organizations or other entities using programmed or frequent transfers involving large amounts. We are required by law to monitor all Owners' policies for market timing, and have established procedures to detect potential violations. We will monitor all policies to determine if an Owner requests:

1. An exchange into or out of a variable investment option, except the money market investment option, within 2 calendar weeks of an earlier exchange out of or into that same variable investment option; or

2. Exchanges into and out of, or out of and into, the same variable investment option, except the money market investment option, more than twice in any one calendar quarter.

If either of the above transactions occurs, We will suspend such Owner's same day or overnight delivery transfer privileges with notice to prevent market timing efforts. Such notice of suspension will take the form of either a letter mailed to the Owner's last known address, or a telephone call from Us informing the Owner that effective immediately, all same day or overnight delivery transfer privileges have been suspended. The suspension of transfer privileges will last for no more than 6 months. Transfers under Dollar Cost Averaging, Automatic Rebalancing or any other automatic transfer arrangements to which We have agreed are not affected by these procedures. Our procedures will be followed in all circumstances and We will treat all Owners the same.

08704N                              Page 15

Transfer of Accumulation Value (Separate Account). You may transfer all or part of Your interest in a Division of the Separate Account subject to the following:

1. The minimum amount which may be transferred is $500.

2. If the entire amount in a Division of the Separate Account is not being transferred the minimum which must remain is $500.

Transfers between Separate Account Divisions result in the redemption of Valuation Units in one Division and the purchase of Valuation Units in the Division to which the transfer is made. We will not honor Your request for a transfer if the Separate Account is unable to purchase shares of an investment option for any reason.

Transfer of Accumulation Value (General Account). A transfer from the General Account to a Division of the Separate Account may be made during the 60 day period following each policy anniversary. The amount that may be transferred will be the greatest of the following amounts:

1. Twenty-five percent (25%) of the unloaned portion of the General Account as of the policy anniversary;

2. The total dollar amount withdrawn from the General Account during the prior policy year (whether the amount withdrawn was a partial surrender for cash or was being transferred to the Separate Account); or

3. $500.

Transfer of Accumulation Value (Separate Account) on the Maturity Date. The value of each of the Separate Account Divisions will be transferred to the General Account on the Maturity Date, and the resulting Cash Surrender Value paid to the Owner if the Insured is living on that date. If the underlying investment option cannot be valued, or We cannot determine the Division's investment in an investment option on the scheduled Maturity Date, the unvalued portion shall be valued and transferred on the first Business Day that the assets can be valued or determined.

Transfer of Your interest in a Separate Account Division on the Maturity Date will not be subject to a Transfer Fee. Our right to defer payment of values allocated to the General Account for up to 6 months will not apply to values transferred to the General Account under this provision.

Dollar Cost Averaging. Dollar Cost Averaging (DCA) is an automatic transfer of funds made periodically prior to the Maturity Date in accordance with Instructions from the Owner. DCA transfers will be made in accordance with the Transfer provisions, except as provided below:

1. DCA transfers may be made:

    a) On any day of the month except the 29th, 30th or 31st;

    b) On a monthly, quarterly, semi-annual or annual basis; and

    c) From one Separate Account Division to one or more of the other Separate Account Divisions. (The General Account is not eligible for DCA).

2. DCA may be elected only if the Accumulation Value at the time of election is $5,000 or more.

3. The minimum amount of each DCA transfer is $100, or the remaining amount in the Separate Account Division from which the DCA transfer is being made, if less.

08704N                              Page 16

4. DCA may not begin prior to the first Valuation Date following the 15/th/ day after the initial Net Premium is applied.

5. DCA will end when there is no longer any value in the Separate Account Division from which DCA transfers were being made, or when You request that DCA end.

6. While DCA is active, amounts applied to the DCA Separate Account Division will be available for future dollar cost averaging in accordance with the current DCA request.

7. There is no charge for DCA.

8. DCA is not available if Automatic Rebalancing is active.

Automatic Rebalancing. Automatic Rebalancing occurs when funds are transferred by the Company among the Separate Account Divisions so that the values in each Division match the premium allocation percentages then in effect. You may choose Automatic Rebalancing on a quarterly, semi-annual or annual basis if Your Accumulation Value is $5,000 or more. The date Automatic Rebalancing occurs will be based on the Date of Issue of Your policy. For example, if Your policy is dated January 17, and You have requested Automatic Rebalancing on a quarterly basis, Automatic Rebalancing will start on April 17, and will occur quarterly thereafter. After Automatic Rebalancing is elected, it will continue until We are notified In Writing that it is to be discontinued. There is no charge for Automatic Rebalancing. Automatic Rebalancing is not available if DCA is active.

                 SUSPENSION AND DEFERRAL OF PAYMENTS PROVISION

We reserve the right to defer payment of any Death Benefit Amount, loan or other distribution that comes from that portion of Your Accumulation Value that is allocated to Separate Account VL-R, if:

1. The New York Stock Exchange is closed other than customary weekend and holiday closings, or trading on the New York Stock Exchange is restricted;

2. An emergency exists, as a result of which disposal of securities is not reasonably practicable or it is not reasonably practicable to fairly determine the Accumulation Value; or

3. The U.S. Securities and Exchange Commission (SEC) by order permits the delay for the protection of Owners.

As to amounts allocated to the General Account, We may defer payment of any Cash Surrender Value withdrawal or loan amount for up to 6 months, or the period allowed by law, whichever is less, after We receive the request for such payments In Writing. Written notice of both the imposition and termination of any such deferral will be given to the Owners, assignees of record and any irrevocable Beneficiaries. If payment is deferred for more than 10 days, We will pay interest at an annual effective rate of not less than 2% per year from the date of the request.

Payments which were due to have been made and which were deferred following the suspension of the calculation of the Cash Surrender Value will be made within thirty (30) days following the lifting of the suspension, and will be calculated based on the Valuation Date which immediately follows termination of the suspension.

08704N                              Page 17

                                 POLICY LOANS

You may borrow from Us at any time while this policy is in force, an amount which is equal to or less than the policy's loan value. The policy's loan value will be the Cash Surrender Value less an amount equal to 3 Monthly Deductions. We reserve the right to limit at any time the amount available for a loan to 90% of the Accumulation Value. The minimum amount of each loan is $500 or, if less, the entire remaining loan value. However, such minimum amount will not apply if the amount is to be used to pay a premium to Us. The value of the Valuation Units equal to the amount You borrow from the Separate Account will be transferred to the General Account as of the Business Day that We receive Your Written loan request.

Obtaining a Loan. You may obtain a policy loan by Written request and assignment of the policy as sole security for the loan. The Company may delay processing the loan requested if the "Suspension and Deferral of Payments Provision" is in effect.

Effect of a Loan. When a loan is made, an amount equal to the amount being borrowed from the Separate Account will be transferred to the General Account. A loan will result in cancellation of units from each applicable Division and reduction of the unloaned portion of the General Account according to the allocation of the policy deductions then in effect. The resulting amount will be added to the loaned portion of the General Account. If the number of Valuation Units in any Division or unloaned portion of the General Account is insufficient for a loan to be made in this manner, We will cancel Valuation Units from each applicable Division and reduce the unloaned portion of the General Account in the same ratio the loan bears to the unloaned Accumulation Value of Your policy. You must state in Writing in advance which Division units are to be canceled if a different method is to be used.

Repayment of a loan will first be allocated to the General Account until You have repaid any loaned amounts that were allocated to the General Account. You may tell Us how to allocate repayments above that amount. If You do not tell Us, an amount equal to the loan repayment will be transferred from the General Account to the Divisions in the same ratio currently in effect for the allocation of Net Premiums. A loan, whether or not repaid, will have a permanent effect on the Cash Surrender Values and on the death benefits. If not repaid, any indebtedness will reduce the amount of Death Benefit Proceeds and the amount available upon surrender of the policy.

Loan Interest. Except for Preferred Loans, loan interest will accrue daily at an annual effective rate of 3.75% due at the end of each policy year. Unpaid loan interest will be deducted at the end of each policy year from the investment options according to the allocation of policy deductions then in effect, and added to the loaned portion of the General Account. You must state In Writing in advance how unpaid loan interest should be deducted if other than this method is to be used.

If the number of Valuation Units in any Division or unloaned portion of the General Account is insufficient to deduct unpaid loan interest in this manner, We will cancel Valuation Units from each applicable Division and reduce the unloaned portion of the General Account in the same ratio the unpaid loan interest bears to the unloaned Accumulation Value of Your policy.

We will credit interest monthly on the loaned portion of the General Account at an annual effective rate of 3.0%.

Preferred Loans. A "Preferred Loan" is a policy loan that is made at a net cost to the Owner that is less than the net cost of other policy loans. By "net cost" We mean the amount of interest charged for the loan less interest credited to the amount of the Accumulation Value offset by a loan. Starting on the tenth policy anniversary, this policy will be eligible for "Preferred Loans" subject to the following guidelines:

08704N                              Page 18

1. The maximum amount eligible for Preferred Loans during a policy year is restricted to the lesser of the following values on the first day of such policy year:

    a. The policy loan value; or

    b. 10% of the Accumulation Value.

2. When a Preferred Loan is made, interest will accrue daily at an annual effective rate of not less than 3.00% nor more than 3.25% due at the end of each policy year.

How You May Repay a Policy Loan. You may repay all or part of a policy loan at any time, except that:

1. Repayment may be made only while this policy is in force and prior to the death of the Insured;

2. A partial repayment must be at least $100.00; and

3. At the time You repay all or part of a policy loan, You must specify the payment is to repay all or part of the policy loan.

Except as provided in the "Grace Period" provision, at any time the sum of Your outstanding policy loans exceeds the Cash Value, this policy will lapse. However, We must mail at least 31 days prior notice to Your last known address and to the assignee of record, if any.

Subject to the "Suspension and Deferral" provision, We can delay lending You money for up to 6 months, or the period allowed by law, whichever is less. However, We cannot delay lending You money if the amount is to be used to pay a premium to Us. If payment is deferred more than 10 days, We will pay interest at an annual effective rate of not less than 2% per year from the date of request.

                           BENEFICIARY AND PROCEEDS

Beneficiary. The Beneficiary as named in the application, or later changed by You, will receive the proceeds upon the death of the Insured. Unless You have stated otherwise, proceeds will be paid as follows:

1. If any Beneficiary dies before the Insured, that Beneficiary's interest will pass to any other Beneficiaries according to their respective interests.

2. If no Beneficiary survives the Insured, proceeds will be paid to You, as Owner, if You are then living; otherwise proceeds will be paid to Your estate.

Common Disaster. If We cannot determine whether a Beneficiary or the Insured died first in a common disaster, We will assume that the Beneficiary died first. Proceeds will be paid on this basis unless an endorsement to this policy provides otherwise.

Proceeds. Proceeds mean the amount payable on:

1. The Maturity Date;

2. Exercise of the full surrender benefit; or

3. The Insured's death.

The proceeds on the Maturity Date will be the Cash Surrender Value. The proceeds on the Insured's death will be the Death Benefit Amount, after refunding any premium received after the date of death, less any outstanding policy loans. All proceeds and partial surrender benefits are subject to the provisions of the "Payment Options" section and the other provisions of this policy.

08704N                              Page 19

                      CHANGE OF OWNERSHIP OR BENEFICIARY

You may change the Owner or the Beneficiary at any time during the lifetime of the Insured unless the previous designation provides otherwise. To do so, send a Written request to Our Administrative Center in a form acceptable to Us. The change will go into effect when We have received the change. However, after the change is received, it will be deemed effective as of the date of Your Written request for change. The change will be subject to any payment made or action taken by Us before the request is received.

                                PAYMENT OPTIONS

Instead of being paid in one sum, all or part of the proceeds may be applied under any of the Payment Options described below. In addition to these options, other methods of payment may be chosen with Our consent.

Payment Contract. When proceeds become payable under a Payment Option, a Payment Contract will be issued to each payee. The Payment Contract will state the rights and benefits of the payee. It will also name those who are to receive any balance unpaid at the death of the payee.

Election of Options. The Owner may elect or change any Payment Option while the Insured is living, subject to the provisions of this policy. This election or change must be In Writing. Within 60 days after We receive Written notification of the Insured's death, a payee entitled to proceeds in one sum may elect to receive proceeds under any option, subject to the limitations stated in the "Availability of Options" provision.

Option 1. Payments for a Specified Period: Equal monthly payments will be made for a specified period. The Option 1 Table in this policy shows the monthly income for each $1,000 of proceeds applied.

Option 2. Payments of a Specified Amount: Equal monthly payments of a specified amount will be made. Each payment must be at least $60 a year for each $1,000 of proceeds applied. Payments will continue until the amount applied, with interest, has been paid in full.

Option 3. Monthly Payments for Life with Period Certain: Equal monthly payments will be made for a specified period, and will continue after that period for as long as the payee lives. The specified period may be 10, 15 or 20 years. The Option 3 Table in this policy shows the monthly income for each $1,000 of proceeds applied. The tables are based on the Annuity 2000 Male or Female Tables adjusted by projection scale G (adjusted by 50% of projection scale G for females and 100% of projection scale G for males) for 20 years, with interest at the rate of 2% per year.

At the time payments are to begin under this option, the payee may choose one of the following:

1. Monthly payments based on the Option 3 Table; or

2. Monthly payments equal to a monthly annuity based on Our single premium immediate annuity rates then in use.

08704N                              Page 20

Option 4. Proceeds Left at Interest. Proceeds may be left on deposit with Us for any period up to 30 years. Interest earned on the proceeds may be:

1. Left on deposit to accumulate at the rate of 2% compounded annually; or

2. Paid in installments at the rate for each $1,000 of proceeds of $20 annually, $9.95 semiannually, $4.96 quarterly or $1.65 monthly.

Upon the death of the payee, or at the end of the specified period, any balance left on deposit will be paid in a lump sum or under Options 1, 2 or 3.

Interest Rates. The guaranteed rate of interest for proceeds held under Payment Options 1, 2, 3 and 4 is 2% compounded annually. We may credit interest at a higher rate. We will determine the higher rate.

Payments. The first payment under Options 1, 2 and 3 will be made when the claim for settlement has been approved. Payments after the first will be made according to the manner of payment chosen. Interest under Option 4 will be credited from the date of death and paid or added to the proceeds as provided in the Payment Contract.

Availability of Options. If the proposed payee is not a natural person, payment options may be chosen only with Our consent. If this policy is assigned, We will have the right to pay the assignee in one sum the amount to which the assignee is entitled. Any balance will be applied according to the option chosen.

The amount to be applied under any one option must be at least $2,000. The payment elected under any one option must be at least $20. If the total policy proceeds are less than $2,000 payment will be made in a lump sum.

Evidence That Payee is Alive. Before making any payment under a Payment Option, We may ask for proof that the payee is alive. If proof is requested, no payment will be made or considered due until We receive proof.

Death of a Payee. If a payee dies, any unpaid balance will be paid as stated in the Payment Contract. If there is no surviving payee named in the Payment Contract, We will pay the estate of the payee:

1. Under Options 1 and 3: The value as of the remaining payments for the specified period as of the date We receive Written notification of death, discounted at the rate of interest used in determining the amount of the monthly payment.

2. Under Options 2 and 4, the balance of any proceeds remaining unpaid with accrued interest, if any.

Withdrawal of Proceeds Under Options 1 or 2. If provided in the Payment Contract, a payee will have the right to withdraw the entire unpaid balance under Options 1 or 2. Under Option 1, the amount will be the value of the remaining payments for the specified period discounted at the rate of interest used in determining monthly income. Under Option 2, the amount will be the entire unpaid balance.

Withdrawal of Proceeds Under Option 4. A payee will have the right to withdraw proceeds left under Option 4 subject to the following rules:

1. The amount to be withdrawn must be $500 or more;

2. A partial withdrawal must leave a balance on deposit of $1,000 or more.

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Withdrawals May Be Deferred. We may defer payment of any withdrawal for up to 6 months from the date We receive a withdrawal request.

Assignment. Payment Contracts may not be assigned.

Change in Payment. The right to make any change in payment is available only if it is provided in the Payment Contract.

Claims of Creditors. To the extent permitted by law, proceeds will not be subject to any claims of a Beneficiary's creditors.

                              GENERAL PROVISIONS

Assigning Your Policy. During the lifetime of the Insured, You may assign this policy as security for an obligation. We will not be bound by an assignment unless it is received In Writing at Our Administrative Center. Two copies of the assignment must be submitted. We will retain one copy and return the other. We will not be responsible for the validity of any assignment.

Incontestability. We rely on the statements made in the application for the policy and any amendments of application, supplemental applications, and applications for any reinstatements or increases in Specified Amount. These statements are considered representations and not warranties. No statement may be used in defense of a claim unless it is in such applications.

Except as stated below, We cannot contest this policy after it has been in force during the Insured's lifetime for 2 years from the Date of Issue.

Exceptions:

1. We cannot contest any claim related to an increase in Specified Amount after such increase has been in effect for 2 years during the Insured's lifetime from the Date of Issue of such increase.

2. If this policy is reinstated, We cannot contest this policy after it has been in force during the Insured's lifetime for 2 years from the date of reinstatement.

We can contest a reinstatement or an increase in Specified Amount for a 2-year period following the date of an increase or reinstatement solely on the basis of material misrepresentations furnished in the application for such reinstatement or increase.

This 2-year limitation does not apply to benefits provided by any Disability or Accidental Death Benefit rider, or to the nonpayment of premium.

Suicide Exclusion. If the Insured takes his or her own life within 2 years from the Date of Issue, We will limit the Death Benefit Proceeds to the premiums paid less any policy loans and less any partial surrenders paid.

If there are any increases in the Specified Amount a new 2-year period shall apply to each increase beginning on the date of each increase. The Death Benefit Proceeds will be the costs of insurance associated with each increase. (See "Changing Your Insurance Policy".)

Reinstatement of this policy does not change the Suicide Exclusion period that was in effect prior to policy lapse.

08704N                              Page 22

Age or Gender Incorrectly. If the age or gender of the Insured has been misstated to Us, We will adjust the excess of the Death Benefit Amount over the Accumulation Value on the date of death to that which would have been purchased by the Monthly Deduction for the policy month of death at the correct cost of insurance rate. By age, We mean age nearest birthday as of the Date of Issue.

Statutory Basis of Policy Values. The Cash Values of the policy are not less than the minimum values required by the law of the state where this policy is delivered. The calculation of the Cash Values includes a charge for the cost of insurance, as shown in the Table of Guaranteed Monthly Cost of Insurance Rates and for the General Account interest at the guaranteed annual interest rate shown on the Policy Schedule.

Calculation of minimum Cash Values, nonforfeiture benefits and Guaranteed Cost of Insurance rates are based on the Mortality Table shown on the Policy Schedule for the appropriate gender and age nearest birthday.

A detailed statement of the method of computing values has been filed with the state insurance department where required.

No Dividends. This policy will not pay dividends. It will not participate in any of Our surplus or earnings.

Annual Report. We will send You at least once a year, without charge, an annual report which will show a summary of all transactions since the last report, including:

1. Premiums paid;

2. Transfers;

3. Expense charges deducted;

4. The cost of insurance deducted;

5. Partial surrender benefits deducted including partial surrender fees;

6. The amount of any outstanding policy loans;

7. Separate Account Unit Values;

8. The current Cash Surrender and Accumulation Values;

9. The Death Benefit Amount; and

10.Any other information required by the Superintendent of Insurance.

When This Policy Terminates. This policy will terminate if:

1. You request that this policy be terminated;

2. The Insured dies;

3. The policy matures; or

4. The Grace Period ends and there is insufficient Cash Surrender Value (Accumulation Value less policy loans and accrued loan interest during the first 5 policy years) to cover a Monthly Deduction.

Reinstatement. "Reinstating" means placing Your policy in force after it has terminated at the end of the Grace Period. We will reinstate this policy if We receive:

1. Your Written request within 5 years after the end of the Grace Period and before the Maturity Date; and

2. Evidence of insurability satisfactory to Us; and

3. Payment of enough premium to keep the reinstated policy in force for two months; and

4. Payment or reinstatement of any indebtedness.

08704N                              Page 23

1. The Surrender Charge deducted at the time of lapse (such charge not being greater than the Accumulation Value at the time of lapse before the Surrender Charge was applied); plus

2. The Net Premium allocated in accordance with the premium allocation percentages at the time of lapse unless the reinstatement application provides otherwise, using Unit Values as of the date of reinstatement; plus

3. Any loan repaid or reinstated; less

4. The Monthly Deduction for one month.

The dollar amount of any Surrender Charge reinstated will be the same as the dollar amount of Surrender Charge at the time of lapse, and will be reinstated into the Divisions and the General Account from which it was deducted at the time of lapse using Unit Values as of the date of reinstatement.

If a person other than the Insured is covered by a rider attached to this policy, coverage will be reinstated according to that rider.

Option to Exchange Policy During the First 18 Months. At any time during the first 18 months from the Date of Issue of this policy, and while this policy is in force on a premium paying basis, it may be exchanged as follows:

If the Insured is alive on the date of exchange, this policy will be exchanged for a non-variable life insurance policy offered by the Company for exchange on the Date of Issue of this policy.

Exchange is subject to the following conditions:

1. The new policy will be issued with the same Date of Issue, insurance age, and risk classification as this policy;

2. The amount of insurance will be the same as the initial amount of insurance under this policy;

3. The new policy may include any additional benefit provided by rider included in this policy if available for issue with the new policy;

4. The exchange will be subject to an equitable premium or cash value adjustment that takes appropriate account of the premiums and cash values under the original and new policies;

5. Evidence of insurability will not be required for the exchange.

Surrender Value Option. The following Paid-Up Endowment Option may be elected by submitting a Written request in a form acceptable to the Company. The request must be received at Our Administrative Center prior to (a) the maturity date of this policy, and (b) the date of death of the Insured. Benefits provided by riders, if any, will lapse when the Paid-Up Endowment Option becomes effective.

Paid-Up Endowment Insurance. At least once each year you have the option to transfer all separate account funds to the general account and apply Your Cash Surrender Value to purchase a nonparticipating non-variable Paid-Up Endowment Life Insurance policy.

The amount of such Paid-Up Insurance will be calculated using the Cash Surrender Value of this policy as a net single premium at the then current age of the Insured.

The Cash Surrender Values of the Paid-Up Endowment Insurance are not less than the minimum values required by the state in which this policy is delivered. The calculation of the Cash Surrender Value includes interest at the annual rate of 3%. The Paid-Up Endowment Insurance is not subject to the Monthly
Administration Fee.

Calculation of minimum Cash Surrender Values of the Paid-Up Endowment Insurance is based on the Mortality Table shown on the Policy Schedule for the appropriate gender and age nearest birthday. A detailed statement of the method of computing values has been filed with the state insurance department where required.

08704N                              Page 24

Option to Extend Coverage. You may elect to extend the Maturity Date stated on the Policy Schedule (Maturity Date), as follows:

   If the Insured is living on the Maturity Date, coverage will be continued until the date of death of the Insured.

To elect this option, You must submit a Written request to the Company on a form acceptable to Us, at least 30 days prior to the original Maturity Date.

Starting on the original Maturity Date:

1. The Death Benefit Amount for the base policy will be equal to the base policy Death Benefit Amount in effect on the day prior to the Maturity Date, and if based all or in part on the Accumulation Value, will be adjusted by future changes in the Accumulation Value. The Death Benefit Amount will never be less than the Accumulation Value;

2. Unless otherwise stated in a rider attached to this policy, coverage under any riders attached to this policy will not be extended;

3. No Monthly Deductions will be made;

4. New premium payments will not be accepted;

5. Interest on policy loans will continue to accrue in the same manner as stated in the "Policy Loan" section and You may repay all or part of a loan at any time as stated in the "Policy Loans" section;

6. The value of each of the Separate Account Divisions will be transferred to the General Account on the Maturity Date. If the underlying investment option cannot be valued, or We cannot determine the Division's investment in an investment option on the scheduled Maturity Date, the unvalued portion shall be valued and transferred on the first Business Day that the assets can be valued or determined. Unless You have elected to extend the Maturity Date, the resulting Cash Surrender Value will be paid to You if the Insured is living on that date; and

7. The Accumulation Value will continue to be determined as stated in this policy, subject to item 3 above.

After this option is elected, it may not be revoked.

Policy Changes and Extending Coverage. We will not permit a change to Your policy that would result in the policy not meeting the definition of life insurance under Section 7702 of the Internal Revenue Code. The 2001 CSO Mortality Tables provide a stated termination date of age 121. The Option to Extend Coverage, described above, allows the policy to continue beyond age 121. The tax consequences of extending the Maturity Date beyond the age 121 termination date of the 2001 CSO Mortality Tables are unclear. You should consult Your personal tax advisor about the effect of any change to Your policy as it relates to Section 7702 and the termination date of the Mortality Tables.

08704N                              Page 25

              TABLE OF GUARANTEE MONTHLY COST OF INSURANCE RATES
                       PER $1,000 OF NET AMOUNT AT RISK

ATTAINED AGE
Nearest Birthday
(On Each Policy Anniversary)                                  MALE     FEMALE
----------------------------                                --------- ---------
18                                                          $ 0.07837 $ 0.03584
19                                                            0.08171   0.03834
20                                                            0.08337   0.03917
21                                                            0.08337   0.04001
22                                                            0.08504   0.04167
23                                                            0.08588   0.04167
24                                                            0.08754   0.04334
25                                                            0.08921   0.04501
26                                                            0.09338   0.04668
27                                                            0.09756   0.05001
28                                                            0.09756   0.05251
29                                                            0.09589   0.05501
30                                                            0.09505   0.05668
31                                                            0.09422   0.06085
32                                                            0.09422   0.06419
33                                                            0.09589   0.06836
34                                                            0.09839   0.07336
35                                                            0.10089   0.08087
36                                                            0.10674   0.08588
37                                                            0.11174   0.09255
38                                                            0.12009   0.09756
39                                                            0.12844   0.10256
40                                                            0.13762   0.10840
41                                                            0.14931   0.11508
42                                                            0.16350   0.12343
43                                                            0.17937   0.13261
44                                                            0.19942   0.14346
45                                                            0.22115   0.15599
46                                                            0.24204   0.17102
47                                                            0.26462   0.18939
48                                                            0.27800   0.20861
49                                                            0.29389   0.23201
50                                                            0.31397   0.25709
51                                                            0.33907   0.28469
52                                                            0.37340   0.31648
53                                                            0.41193   0.35079
54                                                            0.45970   0.38680
55                                                            0.51589   0.42617
56                                                            0.57548   0.47060
57                                                            0.63931   0.51757
58                                                            0.69227   0.56876
59                                                            0.75283   0.61831
60                                                            0.82608   0.67041
61                                                            0.91711   0.72675
62                                                            1.02766   0.78650
63                                                            1.15106   0.84967
64                                                            1.28059   0.91879
65                                                            1.41713   0.99389
66                                                            1.55476   1.07581
67                                                            1.69264   1.16629
68                                                            1.84271   1.26619
69                                                            1.99564   1.37555
70                                                            2.17802   1.49866
71                                                            2.38231   1.63984
72                                                            2.65526   1.79578
73                                                            2.94043   1.96657
74                                                            3.24057   2.15488
75                                                            3.57416   2.36083
76                                                            3.93902   2.58715
77                                                            4.36467   2.83575
78                                                            4.86366   3.11031
79                                                            5.44276   3.41198
80                                                            6.07850   3.74457
81                                                            6.80774   4.20522
82                                                            7.57149   4.72089
83                                                            8.40042   5.24181
84                                                            9.32757   5.82016
85                                                           10.38212   6.46808
86                                                           11.56722   7.06301
87                                                           12.87882   7.96313
88                                                           14.30705   8.91871
89                                                           15.84058   9.94967
90                                                           17.47054  10.89370
91                                                           19.02863  11.36812
92                                                           20.68461  12.34234
93                                                           22.46745  13.79851
94                                                           24.39302  15.68026
95                                                           26.47561  18.09932
96                                                           28.42724  20.44899
97                                                           30.56000  22.96291
98                                                           32.89883  23.37594
99                                                           35.47494  24.86065
100                                                          38.32308  27.24718
101                                                          40.65161  29.90458
102                                                          43.20717  32.94073
103                                                          46.02011  36.42589
104                                                          49.12438  40.44623
105                                                          52.56181  45.03454
106                                                          56.38257  50.02631
107                                                          60.65303  55.48139
108                                                          65.44959  61.36566
109                                                          70.87254  67.98102
110                                                          77.05095  75.34726
111                                                          77.67886  76.14553
112                                                          78.30676  76.94381
113                                                          78.93467  77.74208
114                                                          79.56257  78.54036
115                                                          80.19048  79.33863
116                                                          80.81838  80.13690
117                                                          81.44629  80.93518
118                                                          82.07419  81.73345
119                                                          82.70210  82.53173
120                                                          83.33000  83.33000

The rates shown above represent the guaranteed (maximum) monthly cost of insurance for each $1,000 of net amount at risk. If this policy has been issued in a special (rated) premium class, the guaranteed monthly cost will be calculated as shown on the Policy Schedule.

08704N                              Page 26

                         DEATH BENEFIT CORRIDOR RATES

                     BASED ON CASH VALUE ACCUMULATION TEST

ATTAINED AGE
Nearest Birthday
(On Each Policy Anniversary)                                      MALE  FEMALE
----------------------------                                     ------ -------
18                                                               8.5417 10.0319
19                                                               8.2693  9.6821
20                                                               8.0058  9.3454
21                                                               7.7499  9.0198
22                                                               7.5002  8.7050
23                                                               7.2578  8.4012
24                                                               7.0219  8.1067
25                                                               6.7929  7.8226
26                                                               6.5706  7.5483
27                                                               6.3558  7.2835
28                                                               6.1481  7.0287
29                                                               5.9459  6.7830
30                                                               5.7484  6.5460
31                                                               5.5560  6.3170
32                                                               5.3687  6.0966
33                                                               5.1866  5.8842
34                                                               5.0101  5.6796
35                                                               4.8393  5.4827
36                                                               4.6738  5.2938
37                                                               4.5143  5.1117
38                                                               4.3602  4.9366
39                                                               4.2119  4.7677
40                                                               4.0690  4.6046
41                                                               3.9315  4.4474
42                                                               3.7992  4.2958
43                                                               3.6722  4.1498
44                                                               3.5503  4.0093
45                                                               3.4336  3.8741
46                                                               3.3219  3.7442
47                                                               3.2146  3.6196
48                                                               3.1117  3.5001
49                                                               3.0120  3.3856
50                                                               2.9157  3.2759
51                                                               2.8228  3.1710
52                                                               2.7333  3.0706
53                                                               2.6476  2.9746
54                                                               2.5654  2.8828
55                                                               2.4869  2.7949
56                                                               2.4121  2.7109
57                                                               2.3407  2.6305
58                                                               2.2725  2.5537
59                                                               2.2069  2.4802
60                                                               2.1439  2.4096
61                                                               2.0834  2.3419
62                                                               2.0258  2.2768
63                                                               1.9711  2.2141
64                                                               1.9191  2.1539
65                                                               1.8698  2.0959
66                                                               1.8228  2.0402
67                                                               1.7779  1.9865
68                                                               1.7347  1.9349
69                                                               1.6933  1.8853
70                                                               1.6533  1.8376
71                                                               1.6149  1.7919
72                                                               1.5780  1.7481
73                                                               1.5432  1.7061
74                                                               1.5100  1.6659
75                                                               1.4784  1.6275
76                                                               1.4482  1.5907
77                                                               1.4194  1.5554
78                                                               1.3921  1.5217
79                                                               1.3663  1.4893
80                                                               1.3421  1.4584
81                                                               1.3193  1.4286
82                                                               1.2982  1.4007
83                                                               1.2783  1.3746
84                                                               1.2596  1.3498
85                                                               1.2421  1.3264
86                                                               1.2257  1.3043
87                                                               1.2106  1.2828
88                                                               1.1966  1.2629
89                                                               1.1837  1.2443
90                                                               1.1718  1.2269
91                                                               1.1607  1.2099
92                                                               1.1500  1.1916
93                                                               1.1393  1.1729
94                                                               1.1284  1.1542
95                                                               1.1168  1.1354
96                                                               1.1039  1.1163
97                                                               1.0882  1.0955
98                                                               1.0679  1.0712
99                                                               1.0400  1.0400
100                                                              1.0000  1.0000
101                                                              1.0000  1.0000
102                                                              1.0000  1.0000
103                                                              1.0000  1.0000
104                                                              1.0000  1.0000
105                                                              1.0000  1.0000
106                                                              1.0000  1.0000
107                                                              1.0000  1.0000
108                                                              1.0000  1.0000
109                                                              1.0000  1.0000
110                                                              1.0000  1.0000
111                                                              1.0000  1.0000
112                                                              1.0000  1.0000
113                                                              1.0000  1.0000
114                                                              1.0000  1.0000
115                                                              1.0000  1.0000
116                                                              1.0000  1.0000
117                                                              1.0000  1.0000
118                                                              1.0000  1.0000
119                                                              1.0000  1.0000
120                                                              1.0000  1.0000

08704N                              Page 27

                         DEATH BENEFIT CORRIDOR RATES
                          BASED ON GUIDELINE PREMIUM

ATTAINED
AGE                            RATE
--------                       ----
0-40                           2.50
41                             2.43
42                             2.36
43                             2.29
44                             2.22
45                             2.15
46                             2.09
47                             2.03
48                             1.97
49                             1.91
50                             1.85
51                             1.78
52                             1.71
53                             1.64
54                             1.57
55                             1.50
56                             1.46
57                             1.42
58                             1.38
59                             1.34
60                             1.30
61                             1.28
62                             1.26
63                             1.24
64                             1.22
65                             1.20
66                             1.19
67                             1.18
68                             1.17
69                             1.16
70                             1.15
71                             1.13
72                             1.11
73                             1.09
74                             1.07
75-90                          1.05
91                             1.04
92                             1.03
93                             1.02
94                             1.01
95+                            1.00

08704N                              Page 27

            TABLE OF SURRENDER CHARGES PER $1,000 OF BASE COVERAGE

The following charges apply to each $1,000 of initial Base Coverage surrendered during the Surrender Charge Period. The charges also apply to each $1,000 of increase in Base Coverage surrendered during the Surrender Charge Period of each increase. The word "surrender" as used in this provision means Full Surrender, or a reduction in Base Coverage at the request of the Owner, or due to a partial surrender. The charge for the surrender of all or any portion of the initial Base Coverage will be equal to the rate shown below for the age at issue and the year of surrender, multiplied by the number of thousands of initial Base Coverage being surrendered. The charges for surrender of all or any portion of an increase in Base Coverage will be equal to the rates shown below for the age at issue of such increase and year of surrender, multiplied by the number of thousands of such increase being surrendered. In addition, there will be a charge for each partial surrender as described in the Partial Surrender provision.

Issue
Age     Year  Year  Year  Year  Year  Year  Year  Year  Year  Year  Year Year Year Year Year
Female   1     2     3     4     5     6     7     8     9     10    11   12   13   14  15+
------  ----- ----- ----- ----- ----- ----- ----- ----- ----- ----- ---- ---- ---- ---- ----
 18      5.00  5.00  5.00  5.00  5.00  4.00  4.00  4.00  3.00  3.00 3.00 3.00 3.00 2.00 0.00
 19      5.00  5.00  5.00  5.00  5.00  4.00  4.00  4.00  3.00  3.00 3.00 3.00 3.00 2.00 0.00
 20      5.00  5.00  5.00  5.00  5.00  4.00  4.00  4.00  3.00  3.00 3.00 3.00 3.00 2.00 0.00
 21      5.00  5.00  5.00  5.00  5.00  4.00  4.00  4.00  3.00  3.00 3.00 3.00 3.00 2.00 0.00
 22      5.00  5.00  5.00  5.00  5.00  4.00  4.00  4.00  3.00  3.00 3.00 3.00 3.00 2.00 0.00
 23      5.00  5.00  5.00  5.00  5.00  4.00  4.00  4.00  3.00  3.00 3.00 3.00 3.00 2.00 0.00
 24      5.00  5.00  5.00  5.00  5.00  4.00  4.00  4.00  3.00  3.00 3.00 3.00 3.00 2.00 0.00
 25      5.00  5.00  5.00  5.00  5.00  4.00  4.00  4.00  3.00  3.00 3.00 3.00 3.00 2.00 0.00
 26      5.00  5.00  5.00  5.00  5.00  4.00  4.00  4.00  3.00  3.00 3.00 3.00 3.00 2.00 0.00
 27      6.00  6.00  6.00  6.00  6.00  5.00  5.00  5.00  4.00  4.00 3.00 3.00 3.00 2.00 0.00
 28      6.00  6.00  6.00  6.00  6.00  5.00  5.00  5.00  4.00  4.00 4.00 4.00 3.00 3.00 0.00
 29      7.00  7.00  7.00  7.00  7.00  6.00  6.00  6.00  4.00  4.00 4.00 4.00 3.00 3.00 0.00
 30      7.00  7.00  7.00  7.00  7.00  6.00  6.00  6.00  5.00  5.00 4.00 4.00 4.00 3.00 0.00
 31      7.00  7.00  7.00  7.00  7.00  6.00  6.00  6.00  5.00  5.00 4.00 4.00 4.00 3.00 0.00
 32      8.00  8.00  8.00  8.00  8.00  7.00  7.00  7.00  5.00  5.00 4.00 4.00 4.00 3.00 0.00
 33      8.00  8.00  8.00  8.00  8.00  7.00  7.00  7.00  5.00  5.00 5.00 5.00 4.00 4.00 0.00
 34      9.00  9.00  9.00  9.00  9.00  8.00  8.00  8.00  6.00  6.00 5.00 5.00 4.00 4.00 0.00
 35      9.00  9.00  9.00  9.00  9.00  8.00  8.00  8.00  6.00  6.00 5.00 5.00 4.00 4.00 0.00
 36     10.00 10.00 10.00 10.00 10.00  9.00  9.00  8.00  7.00  6.00 5.00 5.00 4.00 4.00 0.00
 37     10.00 10.00 10.00 10.00 10.00  9.00  9.00  9.00  7.00  7.00 6.00 6.00 5.00 4.00 0.00
 38     11.00 11.00 11.00 11.00 11.00 10.00 10.00  9.00  8.00  7.00 6.00 6.00 5.00 5.00 0.00
 39     11.00 11.00 11.00 11.00 11.00 10.00 10.00 10.00  8.00  8.00 7.00 6.00 5.00 5.00 0.00
 40     12.00 12.00 12.00 12.00 12.00 11.00 11.00 10.00  9.00  8.00 7.00 7.00 7.00 5.00 0.00
 41     13.00 13.00 13.00 13.00 13.00 12.00 11.00 10.00  9.00  8.00 7.00 7.00 7.00 5.00 0.00
 42     13.00 13.00 13.00 13.00 13.00 12.00 12.00 11.00 10.00  9.00 8.00 7.00 7.00 5.00 0.00
 43     14.00 14.00 14.00 14.00 14.00 13.00 12.00 11.00 10.00  9.00 8.00 7.00 7.00 6.00 0.00
 44     14.00 14.00 14.00 14.00 14.00 13.00 13.00 12.00 11.00 10.00 9.00 8.00 8.00 6.00 0.00
 45     15.00 15.00 15.00 15.00 15.00 14.00 13.00 12.00 11.00 10.00 9.00 8.00 8.00 6.00 0.00
 46     16.00 16.00 16.00 15.00 15.00 14.00 13.00 12.00 11.00  9.00 8.00 7.00 7.00 5.00 0.00
 47     17.00 17.00 16.00 16.00 16.00 14.00 13.00 11.00 10.00  9.00 7.00 6.00 6.00 5.00 0.00
 48     18.00 18.00 17.00 16.00 16.00 14.00 13.00 11.00 10.00  8.00 6.00 6.00 6.00 4.00 0.00
 49     19.00 19.00 17.00 17.00 16.00 14.00 13.00 11.00  9.00  7.00 5.00 5.00 5.00 4.00 0.00

08704N                              Page 28                                  F

            TABLE OF SURRENDER CHARGES PER $1,000 OF BASE COVERAGE

Issue
Age     Year  Year  Year  Year  Year  Year  Year  Year  Year  Year Year Year Year Year Year
Female   1     2     3     4     5     6     7     8     9     10   11   12   13   14  15+
------  ----- ----- ----- ----- ----- ----- ----- ----- ----- ---- ---- ---- ---- ---- ----
 50     20.00 20.00 18.00 17.00 17.00 15.00 13.00 11.00  9.00 7.00 5.00 4.00 4.00 3.00 0.00
 51     20.00 20.00 18.00 17.00 17.00 15.00 12.00 10.00  8.00 6.00 4.00 3.00 3.00 2.00 0.00
 52     21.00 21.00 19.00 18.00 17.00 15.00 12.00 10.00  8.00 5.00 3.00 2.00 2.00 0.00 0.00
 53     22.00 22.00 19.00 18.00 17.00 15.00 12.00 10.00  7.00 4.00 2.00 2.00 0.00 0.00 0.00
 54     23.00 23.00 20.00 19.00 18.00 15.00 12.00  9.00  7.00 4.00 5.00 0.00 0.00 0.00 0.00
 55     24.00 24.00 20.00 19.00 18.00 15.00 12.00  9.00  6.00 3.00 0.00 0.00 0.00 0.00 0.00
 56     25.00 25.00 22.00 21.00 19.00 16.00 13.00  9.00  6.00 3.00 0.00 0.00 0.00 0.00 0.00
 57     26.00 26.00 23.00 22.00 20.00 17.00 13.00 10.00  7.00 3.00 0.00 0.00 0.00 0.00 0.00
 58     27.00 27.00 25.00 24.00 21.00 17.00 14.00 10.00  7.00 3.00 0.00 0.00 0.00 0.00 0.00
 59     29.00 28.00 26.00 25.00 22.00 18.00 15.00 11.00  7.00 4.00 0.00 0.00 0.00 0.00 0.00
 60     30.00 30.00 28.00 27.00 23.00 19.00 15.00 12.00  8.00 4.00 0.00 0.00 0.00 0.00 0.00
 61     31.00 31.00 29.00 28.00 24.00 20.00 16.00 12.00  8.00 4.00 0.00 0.00 0.00 0.00 0.00
 62     32.00 32.00 31.00 30.00 26.00 22.00 17.00 13.00  9.00 4.00 0.00 0.00 0.00 0.00 0.00
 63     34.00 33.00 32.00 31.00 27.00 23.00 18.00 14.00  9.00 5.00 0.00 0.00 0.00 0.00 0.00
 64     35.00 34.00 33.00 32.00 29.00 24.00 19.00 14.00 10.00 5.00 0.00 0.00 0.00 0.00 0.00
 65     36.00 34.00 33.00 32.00 30.00 26.00 20.00 15.00 10.00 5.00 0.00 0.00 0.00 0.00 0.00
 66     35.00 33.00 32.00 31.00 29.00 26.00 21.00 16.00 10.00 5.00 0.00 0.00 0.00 0.00 0.00
 67     34.00 32.00 31.00 30.00 28.00 26.00 21.00 16.00 10.00 5.00 0.00 0.00 0.00 0.00 0.00
 68     33.00 32.00 30.00 29.00 28.00 26.00 21.00 16.00 11.00 5.00 0.00 0.00 0.00 0.00 0.00
 69     32.00 30.00 29.00 28.00 27.00 25.00 21.00 16.00 11.00 5.00 0.00 0.00 0.00 0.00 0.00
 70     31.00 30.00 28.00 27.00 26.00 25.00 21.00 16.00 11.00 5.00 0.00 0.00 0.00 0.00 0.00
 71     30.00 29.00 28.00 27.00 25.00 24.00 21.00 16.00 11.00 5.00 0.00 0.00 0.00 0.00 0.00
 72     30.00 28.00 27.00 26.00 25.00 23.00 22.00 16.00 11.00 5.00 0.00 0.00 0.00 0.00 0.00
 73     29.00 28.00 27.00 25.00 24.00 23.00 21.00 16.00 11.00 5.00 0.00 0.00 0.00 0.00 0.00
 74     28.00 27.00 26.00 25.00 24.00 22.00 21.00 16.00 11.00 5.00 0.00 0.00 0.00 0.00 0.00
 75     28.00 27.00 25.00 24.00 23.00 22.00 21.00 16.00 11.00 5.00 0.00 0.00 0.00 0.00 0.00

08704N                              Page 29                                  F

            TABLE OF SURRENDER CHARGES PER $1,000 OF BASE COVERAGE

The following charges apply to each $1,000 of initial Base Coverage surrendered during the Surrender Charge Period. The charges also apply to each $1,000 of increase in Base Coverage surrendered during the Surrender Charge Period of each increase. The word "surrender" as used in this provision means Full Surrender, or a reduction in Base Coverage at the request of the Owner, or due to a partial surrender. The charge for the surrender of all or any portion of the initial Base Coverage will be equal to the rate shown below for the age at issue and the year of surrender, multiplied by the number of thousands of initial Base Coverage being surrendered. The charges for surrender of all or any portion of an increase in Base Coverage will be equal to the rates shown below for the age at issue of such increase and year of surrender, multiplied by the number of thousands of such increase being surrendered. In addition, there will be a charge for each partial surrender as described in the Partial Surrender provision.

Issue
Age    Year  Year  Year  Year  Year  Year  Year  Year  Year  Year  Year  Year  Year Year Year
Male    1     2     3     4     5     6     7     8     9     10    11    12    13   14  15+
-----  ----- ----- ----- ----- ----- ----- ----- ----- ----- ----- ----- ----- ---- ---- ----
 18     7.00  7.00  7.00  7.00  7.00  6.00  6.00  5.00  5.00  4.00  4.00  3.00 3.00 3.00 0.00
 19     7.00  7.00  7.00  7.00  7.00  6.00  6.00  5.00  5.00  4.00  4.00  3.00 3.00 3.00 0.00
 20     7.00  7.00  7.00  7.00  7.00  6.00  6.00  5.00  5.00  4.00  4.00  3.00 3.00 3.00 0.00
 21     7.00  7.00  7.00  7.00  7.00  6.00  6.00  5.00  5.00  4.00  4.00  3.00 3.00 3.00 0.00
 22     7.00  7.00  7.00  7.00  7.00  6.00  6.00  5.00  5.00  4.00  4.00  3.00 3.00 3.00 0.00
 23     7.00  7.00  7.00  7.00  7.00  6.00  6.00  5.00  5.00  4.00  4.00  3.00 3.00 3.00 0.00
 24     7.00  7.00  7.00  7.00  7.00  6.00  6.00  5.00  5.00  4.00  4.00  3.00 3.00 3.00 0.00
 25     7.00  7.00  7.00  7.00  7.00  6.00  6.00  5.00  5.00  4.00  4.00  3.00 3.00 3.00 0.00
 26     8.00  8.00  8.00  8.00  8.00  7.00  7.00  6.00  6.00  5.00  5.00  4.00 3.00 3.00 0.00
 27     8.00  8.00  8.00  8.00  8.00  8.00  8.00  7.00  6.00  5.00  5.00  4.00 4.00 3.00 0.00
 28     9.00  9.00  9.00  9.00  9.00  8.00  8.00  7.00  7.00  6.00  6.00  5.00 4.00 3.00 0.00
 29    10.00 10.00 10.00 10.00 10.00  9.00  9.00  8.00  8.00  7.00  7.00  5.00 4.00 3.00 0.00
 30    11.00 11.00 11.00 11.00 11.00 10.00 10.00  9.00  9.00  8.00  8.00  6.00 5.00 3.00 0.00
 31    11.00 11.00 11.00 11.00 11.00 11.00 11.00 10.00  9.00  8.00  8.00  6.00 5.00 3.00 0.00
 32    12.00 12.00 12.00 12.00 12.00 12.00 12.00 11.00 10.00  9.00  9.00  7.00 5.00 3.00 0.00
 33    13.00 13.00 13.00 13.00 13.00 12.00 12.00 11.00 11.00 10.00 10.00  7.00 5.00 3.00 0.00
 34    13.00 13.00 13.00 13.00 13.00 13.00 13.00 12.00 11.00 10.00 10.00  8.00 6.00 3.00 0.00
 35    14.00 14.00 14.00 14.00 14.00 14.00 14.00 13.00 12.00 11.00 11.00  8.00 6.00 3.00 0.00
 36    15.00 15.00 15.00 15.00 15.00 15.00 15.00 14.00 13.00 12.00 11.00  8.00 6.00 3.00 0.00
 37    16.00 16.00 16.00 16.00 16.00 16.00 15.00 14.00 13.00 12.00 11.00  9.00 6.00 3.00 0.00
 38    17.00 17.00 17.00 17.00 17.00 16.00 15.00 14.00 13.00 12.00 11.00  9.00 6.00 3.00 0.00
 39    18.00 18.00 18.00 18.00 17.00 16.00 15.00 14.00 13.00 12.00 11.00  9.00 6.00 3.00 0.00
 40    19.00 19.00 19.00 18.00 18.00 17.00 16.00 15.00 14.00 13.00 12.00 10.00 7.00 4.00 0.00
 41    19.00 19.00 19.00 19.00 18.00 17.00 16.00 15.00 14.00 13.00 12.00 10.00 7.00 4.00 0.00
 42    20.00 20.00 19.00 19.00 18.00 17.00 16.00 15.00 14.00 13.00 12.00 10.00 7.00 4.00 0.00
 43    20.00 20.00 20.00 19.00 19.00 18.00 17.00 16.00 15.00 14.00 12.00 10.00 7.00 4.00 0.00
 44    21.00 20.00 20.00 20.00 19.00 18.00 17.00 16.00 15.00 14.00 13.00 11.00 7.00 4.00 0.00
 45    21.00 21.00 21.00 20.00 20.00 19.00 18.00 16.00 15.00 14.00 13.00 11.00 7.00 4.00 0.00
 46    22.00 21.00 21.00 21.00 20.00 19.00 18.00 17.00 16.00 14.00 13.00 10.00 6.00 4.00 0.00
 47    22.00 22.00 21.00 21.00 20.00 19.00 18.00 17.00 16.00 14.00 11.00  9.00 6.00 3.00 0.00
 48    22.00 22.00 22.00 21.00 21.00 20.00 19.00 17.00 16.00 13.00 10.00  8.00 5.00 3.00 0.00
 49    23.00 23.00 22.00 22.00 21.00 20.00 19.00 18.00 15.00 12.00  8.00  7.00 4.00 2.00 0.00

08704N                              Page 28                                  M

            TABLE OF SURRENDER CHARGES PER $1,000 OF BASE COVERAGE

Issue
Age    Year  Year  Year  Year  Year  Year  Year  Year  Year  Year  Year Year Year Year Year
Male    1     2     3     4     5     6     7     8     9     10    11   12   13   14  15+
-----  ----- ----- ----- ----- ----- ----- ----- ----- ----- ----- ---- ---- ---- ---- ----
 50    24.00 23.00 23.00 22.00 22.00 21.00 20.00 18.00 14.00 11.00 7.00 6.00 4.00 2.00 0.00
 51    24.00 24.00 23.00 23.00 22.00 21.00 20.00 17.00 13.00  9.00 6.00 4.00 3.00 2.00 0.00
 52    25.00 25.00 24.00 24.00 23.00 22.00 21.00 17.00 12.00  8.00 4.00 3.00 2.00 0.00 0.00
 53    26.00 26.00 25.00 25.00 24.00 23.00 20.00 16.00 12.00  7.00 3.00 2.00 0.00 0.00 0.00
 54    27.00 26.00 26.00 25.00 25.00 24.00 20.00 16.00 11.00  6.00 5.00 0.00 0.00 0.00 0.00
 55    28.00 28.00 27.00 26.00 26.00 24.00 20.00 15.00 10.00  5.00 0.00 0.00 0.00 0.00 0.00
 56    30.00 29.00 28.00 28.00 27.00 26.00 21.00 15.00 10.00  5.00 0.00 0.00 0.00 0.00 0.00
 57    31.00 31.00 30.00 29.00 28.00 27.00 22.00 16.00 11.00  5.00 0.00 0.00 0.00 0.00 0.00
 58    33.00 32.00 32.00 31.00 30.00 28.00 23.00 17.00 11.00  6.00 0.00 0.00 0.00 0.00 0.00
 59    35.00 34.00 33.00 32.00 32.00 29.00 24.00 18.00 12.00  6.00 0.00 0.00 0.00 0.00 0.00
 60    37.00 36.00 35.00 33.00 32.00 30.00 25.00 18.00 12.00  6.00 0.00 0.00 0.00 0.00 0.00
 61    36.00 35.00 34.00 32.00 31.00 29.00 25.00 18.00 12.00  6.00 0.00 0.00 0.00 0.00 0.00
 62    35.00 34.00 32.00 31.00 30.00 28.00 24.00 18.00 12.00  6.00 0.00 0.00 0.00 0.00 0.00
 63    34.00 33.00 31.00 30.00 29.00 27.00 24.00 18.00 12.00  6.00 0.00 0.00 0.00 0.00 0.00
 64    33.00 32.00 30.00 29.00 28.00 26.00 24.00 18.00 12.00  6.00 0.00 0.00 0.00 0.00 0.00
 65    32.00 30.00 29.00 28.00 27.00 25.00 24.00 18.00 12.00  6.00 0.00 0.00 0.00 0.00 0.00
 66    31.00 30.00 29.00 27.00 26.00 25.00 23.00 18.00 12.00  6.00 0.00 0.00 0.00 0.00 0.00
 67    30.00 29.00 28.00 27.00 25.00 24.00 23.00 17.00 12.00  6.00 0.00 0.00 0.00 0.00 0.00
 68    30.00 29.00 27.00 26.00 25.00 24.00 22.00 17.00 11.00  6.00 0.00 0.00 0.00 0.00 0.00
 69    29.00 28.00 27.00 25.00 24.00 23.00 22.00 17.00 11.00  6.00 0.00 0.00 0.00 0.00 0.00
 70    28.00 27.00 26.00 25.00 24.00 22.00 21.00 17.00 11.00  6.00 0.00 0.00 0.00 0.00 0.00
 71    28.00 27.00 26.00 24.00 23.00 22.00 21.00 16.00 11.00  5.00 0.00 0.00 0.00 0.00 0.00
 72    28.00 26.00 25.00 24.00 23.00 22.00 20.00 16.00 11.00  5.00 0.00 0.00 0.00 0.00 0.00
 73    27.00 26.00 25.00 23.00 22.00 21.00 20.00 16.00 11.00  5.00 0.00 0.00 0.00 0.00 0.00
 74    27.00 26.00 24.00 23.00 22.00 21.00 19.00 15.00 10.00  5.00 0.00 0.00 0.00 0.00 0.00
 75    26.00 25.00 22.00 22.00 21.00 20.00 19.00 15.00 10.00  5.00 0.00 0.00 0.00 0.00 0.00

08704N                              Page 29                                  M

          TABLES OF MONTHLY INSTALLMENTS FOR EACH $1,000 OF PROCEEDS

                                OPTION 1 TABLE
                      INSTALLMENTS FOR A SPECIFIED PERIOD

Number                                         Amount of
of Years                                        Monthly
Payable                                       Installments
--------                                      ------------
1                                                $84.09
2                                                 42.46
3                                                 28.59
4                                                 21.65
5                                                 17.49
6                                                 14.72
7                                                 12.74
8                                                 11.25
9                                                 10.10
10                                                 9.18
11                                                 8.42
12                                                 7.80
13                                                 7.26
14                                                 6.81
15                                                 6.42
16                                                 6.07
17                                                 5.77
18                                                 5.50
19                                                 5.26
20                                                 5.04
21                                                 4.85
22                                                 4.67
23                                                 4.51
24                                                 4.36
25                                                 4.22
26                                                 4.10
27                                                 3.98
28                                                 3.87
29                                                 3.77
30                                                 3.68
31                                                 3.59
32                                                 3.51
33                                                 3.44
34                                                 3.37
35                                                 3.30
36                                                 3.23
37                                                 3.17
38                                                 3.12
39                                                 3.06
40                                                 3.01

                                OPTION 3 TABLE
              INSTALLMENTS FOR LIFE WITH SPECIFIED MINIMUM PERIOD

                                                  GUARANTEED PERIOD
AGE OF PAYEE                                  --------------------------
Female                                        10 Years 15 Years 20 Years
------                                        -------- -------- --------
10                                             $2.11    $2.11    $2.11
11                                              2.13     2.13     2.12
12                                              2.14     2.14     2.14
13                                              2.15     2.15     2.15
14                                              2.16     2.16     2.16
15                                              2.18     2.18     2.17
16                                              2.19     2.19     2.19
17                                              2.20     2.20     2.20
18                                              2.22     2.22     2.22
19                                              2.23     2.23     2.23
20                                              2.25     2.25     2.25
21                                              2.27     2.26     2.26
22                                              2.28     2.28     2.28
23                                              2.30     2.30     2.30
24                                              2.32     2.32     2.31
25                                              2.33     2.33     2.33
26                                              2.35     2.35     2.35
27                                              2.37     2.37     2.37
28                                              2.39     2.39     2.39
29                                              2.41     2.41     2.41
30                                              2.44     2.43     2.43
31                                              2.46     2.46     2.46
32                                              2.48     2.48     2.48
33                                              2.51     2.50     2.50
34                                              2.53     2.53     2.53
35                                              2.56     2.56     2.55
36                                              2.59     2.58     2.58
37                                              2.61     2.61     2.61
38                                              2.64     2.64     2.64
39                                              2.68     2.67     2.67
40                                              2.71     2.70     2.70
41                                              2.74     2.74     2.73
42                                              2.78     2.77     2.77
43                                              2.81     2.81     2.80
44                                              2.85     2.85     2.84
45                                              2.89     2.89     2.88
46                                              2.93     2.93     2.92
47                                              2.98     2.97     2.96
48                                              3.02     3.02     3.00
49                                              3.07     3.06     3.05
50                                              3.12     3.11     3.09
51                                              3.18     3.16     3.14
52                                              3.23     3.22     3.19
53                                              3.29     3.27     3.24
54                                              3.35     3.33     3.30
55                                              3.41     3.39     3.36
56                                              3.48     3.46     3.41
57                                              3.55     3.52     3.48
58                                              3.63     3.59     3.54
59                                              3.70     3.67     3.60
60                                              3.79     3.74     3.67
61                                              3.87     3.82     3.74
62                                              3.97     3.91     3.81
63                                              4.06     4.00     3.88
64                                              4.17     4.09     3.96
65                                              4.28     4.18     4.03
66                                              4.39     4.28     4.11
67                                              4.51     4.39     4.18
68                                              4.64     4.49     4.26
69                                              4.77     4.60     4.33
70                                              4.92     4.71     4.41
71                                              5.07     4.83     4.48
72                                              5.22     4.94     4.54
73                                              5.39     5.06     4.61
74                                              5.56     5.18     4.67
75                                              5.74     5.29     4.72
76                                              5.92     5.40     4.77
77                                              6.11     5.51     4.81
78                                              6.31     5.62     4.85
79                                              6.51     5.72     4.89
80                                              6.71     5.81     4.92
81                                              6.91     5.89     4.94
82                                              7.11     5.97     4.96
83                                              7.31     6.04     4.98
84                                              7.50     6.10     5.00
85                                              7.68     6.16     5.01
86                                              7.85     6.21     5.02
87                                              8.01     6.25     5.03
88                                              8.16     6.28     5.03
89                                              8.30     6.31     5.04
90                                              8.42     6.34     5.04

Payments are based upon the age, nearest birthday, of the Payee on the date the first payment is due. If monthly installments for two or more specified periods for a given age are the same, the specified period of longer duration will apply.

08704N                              Page 30

          TABLES OF MONTHLY INSTALLMENTS FOR EACH $1,000 OF PROCEEDS

                                OPTION 1 TABLE
                      INSTALLMENTS FOR A SPECIFIED PERIOD

Number                                           Amount of
of Years                                          Monthly
Payable                                         Installments
--------                                        ------------
1                                                  $84.09
2                                                   42.46
3                                                   28.59
4                                                   21.65
5                                                   17.49
6                                                   14.72
7                                                   12.74
8                                                   11.25
9                                                   10.10
10                                                   9.18
11                                                   8.42
12                                                   7.80
13                                                   7.26
14                                                   6.81
15                                                   6.42
16                                                   6.07
17                                                   5.77
18                                                   5.50
19                                                   5.26
20                                                   5.04
21                                                   4.85
22                                                   4.67
23                                                   4.51
24                                                   4.36
25                                                   4.22
26                                                   4.10
27                                                   3.98
28                                                   3.87
29                                                   3.77
30                                                   3.68
31                                                   3.59
32                                                   3.51
33                                                   3.44
34                                                   3.37
35                                                   3.30
36                                                   3.23
37                                                   3.17
38                                                   3.12
39                                                   3.06
40                                                   3.01

                                OPTION 3 TABLE
              INSTALLMENTS FOR LIFE WITH SPECIFIED MINIMUM PERIOD

                                                  GUARANTEED PERIOD
AGE OF PAYEE                                  --------------------------
Male                                          10 Years 15 Years 20 Years
----                                          -------- -------- --------
10                                             $2.17    $2.17    $2.16
11                                              2.18     2.18     2.18
12                                              2.19     2.19     2.19
13                                              2.21     2.21     2.20
14                                              2.22     2.22     2.22
15                                              2.24     2.23     2.23
16                                              2.25     2.25     2.25
17                                              2.27     2.26     2.26
18                                              2.28     2.28     2.28
19                                              2.30     2.30     2.29
20                                              2.32     2.31     2.31
21                                              2.33     2.33     2.33
22                                              2.35     2.35     2.35
23                                              2.37     2.37     2.37
24                                              2.39     2.39     2.39
25                                              2.41     2.41     2.41
26                                              2.43     2.43     2.43
27                                              2.45     2.45     2.45
28                                              2.48     2.47     2.47
29                                              2.50     2.50     2.49
30                                              2.52     2.52     2.52
31                                              2.55     2.55     2.54
32                                              2.58     2.57     2.57
33                                              2.60     2.60     2.60
34                                              2.63     2.63     2.62
35                                              2.66     2.66     2.65
36                                              2.69     2.69     2.68
37                                              2.73     2.72     2.72
38                                              2.76     2.76     2.75
39                                              2.80     2.79     2.78
40                                              2.84     2.83     2.82
41                                              2.87     2.87     2.86
42                                              2.92     2.91     2.89
43                                              2.96     2.95     2.93
44                                              3.00     2.99     2.97
45                                              3.05     3.04     3.02
46                                              3.10     3.08     3.06
47                                              3.15     3.13     3.11
48                                              3.20     3.18     3.15
49                                              3.25     3.23     3.20
50                                              3.31     3.29     3.25
51                                              3.37     3.35     3.31
52                                              3.43     3.41     3.36
53                                              3.50     3.47     3.42
54                                              3.57     3.53     3.47
55                                              3.64     3.60     3.53
56                                              3.72     3.67     3.60
57                                              3.80     3.74     3.66
58                                              3.88     3.82     3.72
59                                              3.97     3.90     3.79
60                                              4.06     3.98     3.86
61                                              4.16     4.07     3.92
62                                              4.26     4.16     3.99
63                                              4.37     4.25     4.06
64                                              4.49     4.34     4.13
65                                              4.61     4.44     4.20
66                                              4.73     4.54     4.27
67                                              4.86     4.64     4.34
68                                              5.00     4.75     4.40
69                                              5.14     4.85     4.47
70                                              5.29     4.95     4.53
71                                              5.44     5.06     4.59
72                                              5.60     5.16     4.64
73                                              5.76     5.27     4.69
74                                              5.92     5.37     4.74
75                                              6.09     5.47     4.78
76                                              6.27     5.56     4.82
77                                              6.44     5.66     4.86
78                                              6.62     5.74     4.89
79                                              6.80     5.82     4.92
80                                              6.98     5.90     4.94
81                                              7.16     5.97     4.96
82                                              7.34     6.04     4.98
83                                              7.51     6.10     5.00
84                                              7.67     6.15     5.01
85                                              7.83     6.20     5.02
86                                              7.98     6.24     5.02
87                                              8.12     6.27     5.03
88                                              8.26     6.30     5.03
89                                              8.38     6.33     5.04
90                                              8.50     6.35     5.04

Payments are based upon the age, nearest birthday, of the Payee on the date the first payment is due. If monthly installments for two or more specified periods for a given age are the same, the specified period of longer duration will apply.

08704N                              Page 31

                   THE UNITED STATES LIFE Insurance Company
                            in the City of New York
                                A STOCK COMPANY

This is a FLEXIBLE PREMIUM VARIABLE UNIVERSAL LIFE INSURANCE POLICY. An adjustable Death Benefit is payable upon the Insured's death prior to the Maturity Date and while this policy is in force. Investment results are reflected in policy benefits. ACCUMULATION VALUES and CASH VALUES are flexible and will be based on the amount and frequency of premiums paid and the investment results of the Separate Account. NON-PARTICIPATING - NOT ELIGIBLE FOR DIVIDENDS.

                For Information, Service or to make a Complaint

        Contact Your Servicing Agent, or Our VUL Administrative Center

                   THE UNITED STATES LIFE Insurance Company
                            in the City of New York

                             2727-A Allen Parkway
                                P. O. Box 4880
                           Houston, Texas 77210-4880
                                1-800-325-9315

08704N